UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2012

Wonhe High-Tech International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-150835	26-0775642
(Commission File Number)	(IRS Employer Identification No.)

Rm1001, 10th Floor, Resource Hi-Tech Building South Tower
No.1 Songpingshan Road, North Central Avenue North High-Tech Zone
Nanshan District Shenzhen, Guangdong Province, China
(Address of Principal Executive Offices)

+852-2815-0191
(Registrant's Telephone Number, Including Area Code)

Unit E8, 3/F, Tat Comm. Bldg. 97
Bonham Strand East, Sheng Wan, Hong Kong
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

●	our ability to increase our sales and revenue;

●	our ability to contain sourcing and labor costs;

●	our ability to attract and retain key technology and management personnel;

●	our ability to improve our existing technology and remain competitive in the electronics industry;

●	our ability to obtain additional capital in future years to fund our planned expansion; or

●	economic, political, regulatory, legal and foreign exchange risks associated with our operations.

USE OF DEFINED TERMS; CONVENTIONS

Except where the context otherwise requires and for the purposes of this report only:

●
"we," "us," "our company," "our" “Company” and "Wonhe" refer to the combined business of Wonhe High-Tech International, Inc. its consolidated subsidiaries and its consolidated affiliate, as the case may be;

●	"World Win" refers to World Win International Holding Ltd. (BVI), our direct, wholly-owned subsidiary, a BVI corporation;
●	"Kuayu" refers to Kuayu International Holdings Group Limited (Hong Kong), our indirect, wholly-owned subsidiary, a Hong Kong corporation;
●	"Shengshihe Consulting" refers to Shengshihe Management Consulting (Shenzhen) Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;
●	“Shenzhen Wonhe” refers to Shenzhen Wonhe Technology Co., Ltd., our indirect, consolidated affiliate, a Chinese corporation;
●	"SEC" refers to the United States Securities and Exchange Commission;
●	"China," "Chinese" and "PRC," refer to the People's Republic of China, excluding Hong Kong, Macao and Taiwan;
●	"Renminbi" and "RMB" and “Yuan” refer to the legal currency of China;
●	"U.S. dollars," "dollars" and "$" refer to the legal currency of the United States;
●	"Securities Act" refers to the United States Securities Act of 1933, as amended; and
●	"Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended.

Solely for the convenience of the reader, this report contains conversions of certain Renminbi amounts into U.S. dollars at specified rates. Except as otherwise indicated, all conversions from Renminbi to U.S. dollars were made based on the Exchange Rate on March 31, 2012 which was RMB6.29597 to $1.00. No representation is made that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. See “Risk Factors—Risks Related to Our Business— Fluctuations in exchange rates could adversely affect our business and the value of our securities” for a discussion of the effects on the Company of fluctuating exchange rates.

In this current report we are relying on and we refer to information and statistics regarding our industry and economy in China and that we have obtained from various cited government and institute research publications. Much of this information is publicly available for free and has not been specifically prepared for us for use or incorporation in this current report on Form 8-K or otherwise. We have not independently verified such information.

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 27, 2012, we entered into and closed an exchange agreement with World Win International Holding Ltd. (BVI), or “World Win”, all of the shareholders of World Win, and Super-stable Group Holdings Limited, or “Super-stable”, the majority shareholder of the Company (the "Exchange Agreement"), pursuant to which all of the shareholders of World Win transferred all of the issued and outstanding stock of World Win to us, and Super-stable transferred to such shareholders all of its 19,128,130 shares of our common stock (the “Share Exchange”).  We currently have 23,900,130 shares of common stock issued and outstanding.  The funds used by Super-stable to purchase its 19,128,130 shares of our common stock were loaned to it by Shenzhen Wonhe Technology Co., Ltd., or “Shenzhen Wonhe”, our indirect, consolidated affiliate.

Wei Wang was a director and the sole owner of Super-stable.  Ms. Wang served as our sole director until the completion of the Share Exchange.

Nanfang Tong is the president and treasurer of Super-stable.  Mr. Tong served as our President, Secretary and Treasurer until completion of the Share Exchange, at which point he became our Chief Executive Officer and a Director.  Mr. Tong is also a 10% owner of Shenzhen Wonhe.  He was also a 3.0% owner of World Win prior to the Share Exchange.

The foregoing description of the terms of the Exchange Agreement is qualified in its entirety by reference to the provisions of those documents filed as Exhibit 2.1, to this report, which are incorporated by reference herein.

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 27, 2012 (the " Closing Date "), we completed an acquisition of World Win pursuant to the Exchange Agreement. The acquisition was accounted for as a "reverse acquisition" effected as a recapitalization effected by a share exchange, wherein World Win is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of the acquisition, our consolidated subsidiaries include World Win, our wholly-owned subsidiary which is incorporated under the laws of the British Virgin Islands, Kuayu International Holdings Group Limited (Hong Kong), or “Kuayu,” a wholly-owned subsidiary of World Win which is incorporated under the laws of Hong Kong, Shengshihe Management Consulting (Shenzhen) Co., Ltd., or “Shengshihe Consulting”, a wholly-owned subsidiary of Kuayu which is incorporated under the laws of the PRC, and Shenzhen  Wonhe Technology  Co., Ltd., or “Shenzhen Wonhe”, a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by Shengshihe Consulting through a series of captive agreements.

We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of World Win and its operating subsidiaries in Item 5.06 below, which is incorporated herein by reference.

ITEM 5.01        CHANGES IN CONTROL OF REGISTRANT

As a result of the closing of the Exchange Agreement, the former shareholders of World Win now own 80.0% of the total outstanding shares of our common stock.

See Item 1.01 above and Item 5.06 below, each of which is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 27, 2012, Wei Wang, sole member of the Board of Directors, submitted a letter of resignation pursuant to which she resigned immediately from her position as our sole director. The resignation of Ms. Wang is not in connection with any known disagreement with us on any matter.

On June 27, 2012, (a) Qing Tong was appointed as Chairman of our board of directors; (b) Nanfang Tong and Jingwu Li were appointed as members of our board of directors; (c) Nanfang Tong was appointed to serve as our Chief Executive Officer, (d) Chahua Yuan was appointed to serve as our Chief Financial Officer, Secretary and Treasurer, and (e) Nanfang Tong ceased to serve as our President, Secretary and Treasurer.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 5.06 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03        AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The fiscal year-end for World Win is December 31.  On June 27, 2012, the Board of Directors of the Company approved changing the fiscal year-end of the Company from June 30 to December 31 as a result of the reverse acquisition of World Win.

ITEM 5.06        CHANGE IN SHELL COMPANY STATUS

On June 27, 2012, the Company acquired World Win in a reverse acquisition transaction. Prior to the transactions contemplated by the Exchange Agreement the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, the Company is no longer a shell company. The information with respect to the transactions set forth in Item 2.01 is incorporated herein by reference.

FORM 10 DISCLOSURE

We are providing below the information that would be included in a Form 10 if we were to file a Form 10.   Please note that the information provided below relates to the combined enterprises after the acquisition of World Win, except that information relating to periods prior to the date of the reverse acquisition only relate to World Win and its subsidiaries and controlled consolidated affiliate unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

BUSINESS OVERVIEW

We conduct our operations through our consolidated affiliate Shenzhen Wonhe Technology Co., Ltd. (hereinafter referred to as “Shenzhen Wonhe”).  Shenzhen Wonhe, founded in November 2010, is a high tech company specializing in research and development, outsourced-manufacturing and marketing of high-end business and personal information technology products.  The Company is located in Shenzhen, People’s Republic of China.

OUR CORPORATE HISTORY AND BACKGROUND

Wonhe High-Tech International, Inc. (the “Company”) was incorporated in the State of Nevada on August 13, 2007 under the name “Baby Fox International, Inc.”  Until June 30, 2011, the Company was a specialty retailer, developer, and designer of fashionable, value-priced women’s apparel and accessories. On June 30, 2011, the Company entered into and closed a Reorganization Agreement with its former operating subsidiary Shanghai Baby Fox, Baby Fox Limited, Hitoshi Yoshida and BBFX Holding Corp. (“Newco”). Pursuant to the terms of the Reorganization Agreement, the Company transferred all of its ownership interest in Shanghai Baby Fox, its operating subsidiary, to Newco in exchange for all of the capital stock of Newco, and then transferred all of its ownership interest in Newco to Baby Fox Limited, its former majority shareholder, which is wholly owned by Hitoshi Yoshida, and Hitoshi Yoshida, in consideration for Baby Fox Limited and Hitoshi Yoshida agreeing to cancelation of an aggregate of 38,057,487 shares of the Company’s Common Stock previously held by them, which shares constituted approximately 94% of the Company’s outstanding shares of Common Stock. As a result of the disposition of Newco and Shanghai Baby Fox, the Company then had no subsidiaries and had disposed of nearly all of its operating assets.

The reorganization was structured with the intent that the operating company should be transferred from the Company to Baby Fox Limited and Mr. Yoshida in exchange for their cancellation of their shares in the Company while the remaining shareholders in the Company should receive the residual value in the Company as a shell company available to enter into some future transaction with another operating company.

On June 30, 2011, the Company entered into a novation agreement (the “Novation Agreement”) with Jieming Huang and Newco, pursuant to which Newco became the obligor and assumed all of the obligations and rights of the Company (the “Novation”) under that certain Loan Agreement dated February 18, 2008 (the “Original Loan Agreement”), pursuant to which Jieming Huang provided a loan with a principal amount of $810,160 and with a five percent annual interest rate to the Company. As a result of the Novation, the Company is no longer a party to the Original Loan Agreement and is no longer obligated to repay the related loan balance. At the time of entering into the Novation Agreement, Jieming Huang was the Chief Executive Officer and a director of the Company.

Hitoshi Yoshida, the owner of Baby Fox Limited, our majority shareholder prior to the reorganization, was married to Fengling Wang but divorced in October 2008. Fengling Wang is the mother of Jieming Huang and Jieping Huang. Fengling Wang, Jieping Huang and Jieping Huang were the Company’s three directors at the time of the Reorganization, and Jieming Huang was the Company’s Chief Executive Officer, President and Chairman.

On June 30, 2011, the Company entered into a Termination Agreement (the “Termination Agreement”) with Beijing Allstar Business Consulting, Inc. (“Allstar”), pursuant to which the Company terminated its Consulting Agreement with Allstar dated May 18, 2007, as amended and restated on April 28, 2008 (the “Allstar Consulting Agreement”). The parties entered into the Termination Agreement in connection with the Reorganization. As a result of the closing of the reorganization, Baby Fox Limited and its owner Hitoshi Yoshida no longer own any of their previous holdings of 38,057,487 shares of the Company’s Common Stock, which shares previously constituted approximately 94% of the Company’s outstanding shares of Common Stock prior to the Reorganization. The board of directors prior to the Reorganization named Mu Zhang to be the sole officer and director of the Company effective from the time of effectiveness of the reorganization.

On March 20, 2012, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among Mu Zhang, Catalpa Holdings, Inc., First Prestige, Inc., JD Infinity Holdings, Inc. and Favor Jumbo Enterprises Limited (collectively referred to as the “Sellers” or individually as a “Seller”), and Super-stable Group Holdings Limited (“Super-stable”). Pursuant to the terms of the Purchase Agreement, on March 20, 2012 (the “Closing Date”), Super-stable acquired from the Sellers 1,912,813 shares (the “Purchased Stock”), or approximately 80.0%, of the issued and outstanding common stock of the Company. In consideration for the sale of the Purchased Stock, the Buyer paid the Sellers $250,000 (the “Cash Consideration”), which was paid to the Sellers in cash and was funded by a loan from Shenzhen Wonhe.   Pursuant to the terms of the Purchase Agreement, Mu Zhang, the then current officer and director of the Company, resigned on the Closing Date and Wei Wang was named sole Director of the Company and Nanfang Tong was named President, Secretary and Treasurer of the Company. Wei Wang is the sole owner and a director of Super-stable and Nanfang Tong is the President and Treasurer of Super-stable. Such resignation and appointments were effective as of the Closing Date with respect to the directors and officers of the Company. Mu Zhang, the former sole director and officer of the Company, was one of the Sellers. Concurrent with this change of management, the Company moved its principal executive offices to Unit E8, 3/F, Tat Comm. Bldg. 97, Bonham Strand East, Sheng Wan, Hong Kong.

On April 20, 2012, the Company amended its articles of incorporation to change its name to “Wonhe High-Tech International, Inc.” (the “Name Change”) and to effect a 10-for-1 forward stock split (the “Forward Split”) of its outstanding shares of common stock. The Forward Split increased the number of issued and outstanding shares of the Company’s common stock from 2,390,013 shares outstanding prior to the split to 23,900,130 shares outstanding after the split. In connection with the Name Change, the Company’s trading symbol changed from “BBFX” to “WHHT” (the “Symbol Change”). The Name Change was legally effective as of April 20, 2012, and the Forward Split became effective on April 30, 2012. The Company received Financial Industry Regulatory Authority’s (“FINRA”) approval of the Name Change and Symbol Change and the Forward Split, effective May 2, 2012 and April 30, 2012, respectively.

Acquisition of World Win

On June 27, 2012, we completed a reverse acquisition transaction through a share exchange with World Win and its shareholders, or the “Shareholders”, whereby we acquired 100% of the issued and outstanding capital stock of World Win in exchange for our majority shareholder Super-stable transferring to the Shareholders all of its 19,128,130 shares of our common stock, which constituted 80.0% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, World Win became our wholly-owned subsidiary and the former shareholders of World Win became our controlling stockholders. The amount of consideration received by the shareholders of World Win was determined on the basis of arm’s-length negotiations between World Win, Super-stable and the Shareholders. The share exchange transaction was treated as a reverse acquisition, with World Win as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of World Win and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of World Win was owned by the following persons in the indicated percentages: Youliang Wang (3.4%); Qing Tong (3.0%); Jingwu Li (3.0%); Nanfang Tong (3.0%); Qian Xu (4.3%); Ling Tong (4.3%); Jingbo Xu (4.2%); Jinquan Deng (4.2%); Gaozuo He (4.2%); Hui Tong (4.2%); Chunliang Wang (4.8%); Jieli Chen (4.9%); Zhixiu Yu (4.9%); Huili Chen (4.8%); Minghua Li (4.7%); Zhengyu Li (4.8%); Jinhui Fan (4.7%); Ping Wang (4.7%); Kang Liu (4.8%); Shaoxian Liang (4.7%); Hongmei Liang (4.6%); Yutong Chen (4.8%); and Global Elite Capital Holdings Group Co., Ltd. (5.0%).

The funds used by Super-stable to purchase its 19,128,130 shares of our common stock were loaned to it by Shenzhen Wonhe, our indirect, consolidated affiliate.

Wei Wang was a director and the sole owner of Super-stable.  Ms. Wang served as our sole director until the completion of the Share Exchange.

Nanfang Tong is the president and treasurer of Super-stable.  Mr. Tong served as our President, Secretary and Treasurer until completion of the Share Exchange, at which point he became our Chief Executive Officer and a Director.  Mr. Tong is also a 10% owner of Shenzhen Wonhe.  He was also a 3.0% owner of World Win prior to the Share Exchange.

Qing Tong and Jingwu Li, our Chairman and a Director, respectively, each owned 3.00% of the outstanding equity of World Win prior to the Share Exchange.  In addition, Qing Tong and Jingwu Li each own 25% of the outstanding equity of Shenzhen Wonhe.

On June 27, 2012, Wei Wang, sole member of the Board of Directors, submitted a letter of resignation pursuant to which she resigned immediately from her position as our sole director.

In addition, on June 27, 2012: (a) Qing Tong was appointed as Chairman of our board of directors; (b) Nanfang Tong and Jingwu Li were appointed as members of our board of directors; (c) Nanfang Tong was appointed to serve as our Chief Executive Officer, (d) Chahua Yuan was appointed to serve as our Chief Financial Officer, Secretary and Treasurer, and (e) Nanfang Tong ceased to serve as our President, Secretary and Treasurer.

As a result of our acquisition of World Win, we now own all of the issued and outstanding capital stock of Kuayu, which in turn owns all of the issued and outstanding capital stock Shengshihe Consulting. In addition, we effectively and substantially control Shenzhen Wonhe through a series of captive agreements with Shenzhen Consulting.

World Win was established in the British Virgin Islands on April 5, 2012.  Kuayu was established in Hong Kong on January 11, 2012 to serve as an intermediate holding company. Shengshihe Consulting was established in the PRC on April 17, 2012.  Shenzhen Wonhe, our operating consolidated affiliate, was established in the PRC on November 16, 2010. On April 6, 2012, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Shengshihe Consulting by Kuayu, a Hong Kong entity.

Subsequent to the closing of the Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Shenzhen Wonhe.  Shenzhen Wonhe is a high-tech company specializing in research and development, outsourced manufacturing and marketing of high-end business and personal information technology products. The Company is located in Room 1001, 10th Floor, Resource Hi-Tech Building South Tower, No.1 Songpingshan Road, North Central Avenue, North High-Tech Zone, Nanshan District, Shenzhen, Guangdong Province, People’s Republic of China.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On May 30, 2012, prior to the reverse acquisition transaction, Shengshihe Consulting and Shenzhen Wonhe and its shareholders Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Shenzhen Wonhe became Shengshihe Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Shengshihe Consulting and Shenzhen Wonhe pursuant to which Shengshihe Consulting is to provide technical support and consulting services to Shenzhen Wonhe in exchange for (i) 95% the total annual net profit of Shenzhen Wonhe and (ii) RMB50,000 per month (U.S.$7,942).

(2)
a Call Option Agreement among Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong, and Shengshihe Consulting under which the shareholders of Shenzhen Wonhe have granted to Shengshihe Consulting the irrevocable right and option to acquire all of the equity interests in Shenzhen Wonhe to the extent permitted by PRC law. If PRC law limits the percentage of Shenzhen Wonhe that Shengshihe Consulting may purchase at any time, then Shengshihe Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00($0.16) or any higher price required by PRC law. The Shenzhen Wonhe shareholders agreed to refrain from taking certain actions which might harm the value of Shenzhen Wonhe or Shengshihe Consulting’s option;

(3)
a Proxy Agreement by Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong pursuant to which they each authorize Shengshihe Consulting to designate someone to exercise all of his shareholder decision rights with respect to Shenzhen Wonhe; and

(4)
A Share Pledge Agreement between Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong, Shenzhen Wonhe, and Shengshihe Consulting under which the shareholders of Shenzhen Wonhe have pledged all of their equity in Shenzhen Wonhe to Shengshihe Consulting to guarantee Shenzhen Wonhe’s and Shenzhen Wonhe’s shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing description of the terms of the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement, the Proxy Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.5, 10.6, 10.7 and 10.8 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

After the exchange, our current organizational structure is as follows:

Wonhe High-Tech International, Inc., a Nevada corporation
100%
World Win International Holding Ltd. (BVI), a BVI corporation
100%
Kuayu International Holdings Group Limited (Hong Kong), a Hong Kong corporation
Outside PRC
Inside PRC
100%
Shengshihe Management Consulting (Shenzhen) Co., Ltd., a Chinese Corporation
Contractual Relationships
Shenzhen Wonhe Technology Co., Ltd., a Chinese corporation

OVERVIEW

Shenzhen Wonhe is a high-tech enterprise which specializes in research and development (R&D), outsourced-manufacturing and marketing of high-end business and personal IT products and providing application services. The products and services include eight series of hardware products such as a family multimedia center, a computer set-top-box, a triple play set-top-box, a domestic mini-terminal server, a minicomputer, an All-In-One PC, an ARM panel personal computer and an Android smartphone, as well as a Wonhe applications platform and a metropolis business information operating website.

We believe that our products have the following favorable traits and advantages compared to other similar products currently available in the marketplace:

(1) Excellent performance: good audio and video decoding capability equipped with high-performance CPU and AV chips, supporting 1080P high definition play and 7.1 sound track HIFI effect.

(2) Ultralow power: the adoption of the series of INTEL ATOM ultralow power master chip and highly advanced inner thermal design in our All-In-One Personal Computer makes the whole power consumption only one-tenth of the desktop and lower than comparable products. In addition, the fine heat dissipation and structural design ensure the surface temperature remains below 35℃ even while working for a long time. That further contributes to the chip’s good performance and running smoothly.

(3) Complete functions: our products combine STB, DVD, multimedia computer, HZJTHY and visual telephone into one comprehensive digital home furnishing solution with a fashionable appearance and compact size.

(4)  Abundant applications: the application software combines telecommunication, radio and television and the internet provides abundant video content themed by television, movies and information programs, households themed by family security, smart home, motion sports and videophone; and value-added services themed by telemedicine, online instruction, auto repair and E-shopping.

OUR INDUSTRY

In this description of our industry we are relying on certain information and statistics regarding our industry and economy in China that we have obtained from various publicly available sources. We have not independently verified such information.

Current Status of IT industry development in the PRC

(1)  Size of the electronic information products industry keeps high-speed status to increase

The electronic information products industry has always been keeping high-speed increase status. In 2010, domestic PRC electronic information products industry achieved 7.8 trillion Yuan sales revenue, year-on-year earnings growth was 29.5%, while PRC domestic GDP increment speed was 10.3% during the corresponding period, and the former is 2.9 times the latter. With the further development of the PRC national economy and society informatization and the boost of the West development and the reform of the northeast old industrial bases, the market demand for electronic information products is expected to continue to increase rapidly.

(2)  As is evident from the development cycle of the international electronic information industry, the traditional electronic products will be replaced by networked, digitalized new products and will bring new opportunities for marketing.

The development potential of the Chinese IT industry

Nowadays, the electronic information industry has been taken seriously by many countries as a leading and strategic industry. With the rapid promotion of informatization around the globe, the development of transnational investment and transnational production of electronic information has enhanced its value. In the course of positively carrying on the transfer of electronic information industry, Chinese industry scale gradually expands and international competition increases continuously. However, there are also some bottle-neck issues, such as technology, market, capital, staff, as well as increasing costs and foreign-funded enterprise investment moving out emerged in recent years as a result of the macro-environment changes in China and abroad. Though there are the above said problems in this industry, we also predict the following development trend:

(1)  Electronic Information Industry has a good trend to develop.

Since 2000, in the boost of carrying on the transfer of international industry positively, the Chinese domestic electronic information industry has maintained the status of rapidly increasing and industry scale has always been the leading role among the whole national economy.  By the end of 2010, and the total number of patent applications from PRC nationwide information technology field was over 1.1 million, 10% growth compared with the prior year. Several companies of this field received the Chinese National Prize for Progress in Science and Technology, and achieved new breakthroughs in servers, carriage communication installation and software, etc., demonstrating a good industry development trend.

(2) Technology innovation capabilities improving

Since 2000, the electronic information industry technology innovation has reached a higher stage. R&D and industrialization of CPU, Chinese Linux, the third generation mobile communication, trunking communication and digital TV, etc. have proven successful in creating technology and products with proprietary intellectual property rights and closing the gap with the advanced world standard. The technology of TD-SCDMA (Time Division-Synchronization Code Division Multiple Access) also gained significant progress. Setting its own independent criteria and standards has made the PRC industry increasingly competitive, especially those domestic top PRC companies acting as market leaders.

(3) Region characteristic industrial cluster emerging

Our huge domestic PRC electronic information products market, abundant low-priced manpower resources and continuously improved investment environment are the key factors attracting transitional investments to set up business bases in China. Transferred foreign capital further accelerated the process of PRC electronic information industrial cluster, and especially the Pearl River Delta, Yangtze River Delta and Bohai Rim are increasingly prominent. These areas have a good industry foundation, strong ability to provide the auxiliary items, and the strong service consciousness from government, to attract foreign investment to increase investments, and promote the local industries development into a positive cycle. These areas’ characteristics gradually become obvious, for example, desktop computers coming from Guangdong Dongguan, IC from Shanghai, and notebooks and LCDs from Suzhou all present the trend of industry clusters.

OUR  ADVANTAGE

Since 10 year ago, tri-networks integration was proposed by the government and listed in the “ninth five-year”, ”tenth five-year” and “eleventh five-year” plans in succession. In the tenth five-year plan, it was discussed that we should promote the telecommunication network, broadcast network and computer (i.e. network) combined into integrated. Through five years of construction, the eleventh five-year plan clearly requires that in order to impel the tri-networks integration, we should integrate infrastructure resource in the perspective of technology. At the same time, all of the relative departments in the country are actively implementing the tri-networks integration project.

Technology Team Advantage

Shenzhen Wonhe possesses a core technology team grouped by a batch of elite talents engaged in the IT industry for more than 10 years, who are specializing in R&D of hardware, system drivers, industrial design, application software system and backstage data service. Meanwhile, keeping up with the international digital technology trend, the company widely searches solutions of Audio and Video and creates excellent Audio and Video effect; initially connects with broadcast television and telecommunication operators and provides plenty of high-quality video resources; positively cooperates with the third parties application service suppliers and provides convenient and efficient application value-added service.

Research and Development Advantage

Shenzhen Wonhe has finished R&D and pilot production of domestic media centers, set top boxes, Minicomputers, X86 panel personal computers and ARM panel personal computers, and has reached the mass production level. The samples of All-in-One computers and domestic smart servers have been completed and entered into the engineering test stage, and we intend to put them into mass production.

We have developed client-side application software equipped with the characteristics of mellow human-computer interface, humanized menu design and handy function switchover. The company is simultaneously proceeding with cross-platform transplanting to adapt to Windows, Linux and Android OS; software such as resources search engine, video filtering and processing technology, resource allocation and management, disposition and scheme of backstage application and data server are all completed by the Shenzhen Wonhe Application Center.

OUR STRATEGY TO GROWTH

Shenzhen Wonhe has the strategy to carry out regional agent system binding with dealers, adopting the marketing model of focusing agency from point to dimension, to help the capable, relative agencies from place to place to establish their marketing system and channel, and then to establish our own worthy and excludable regional agent system.

Through taking advantage of all kinds of social resources and tackle key problems, the company plans to positively cooperate with the three biggest operators to learn about their demand on PPC and PcPhone, especially China Mobile. Meanwhile, we intend to positively cooperate with the government-enterprise customer departments of Telecom and China Unicom to make every effort to achieve binding sales model with them.

The development process and plan of application software follow closely with national policies and industry demand of tri-networks integration. On the basis of ensuring basic function of tri-networks integration (film and TV, video communication, and web browser), Shenzhen Wonhe cooperates with a third party application software supplier and gradually provides abundant and powerful value-added services.

Emphasizing Marketing

Market development cannot be separated from marketing efforts, and the company intends to market its products through the following steps:

(1) Design Wonhe Vision Identity, and administrative manual for investment agency, etc.;

(2) Build “Woner” brand image by unifying the appearance of all regional agents as well as the website of Wonhe;

(3) Try to issue product reviews on some influential IT websites, such as PConline, 3G sina, to enhance the brand image and awareness of Woner;

(4) Invite film stars and celebrities to be image spokespersons in good time in order to promote Woner brand and products;

(5) Publish some articles about Shenzhen Wonhe company and products in some important newspapers and some elite fashion magazines (e.g. Modern Weekly, Fashion; Popular Science, etc.) in major cities.

PRODUCTION

Shenzhen Wonhe outsources the manufacturing process to only one producer, Shenzhen Tehuilong Electronic R&D Center. Shenzhen Wonhe does not engage in manufacturing, but provides technology and purchase orders to Shenzhen Tehuilong and it manufactures as we may require.

We have a contract with Shenzhen Tehuilong which will expire by the end of 2012, and in which contract we have placed a 50,000 pcs order of our HMC660 product that can satisfy this year’s sales plan. Shenzhen Tehuilong and its affiliates are independent third parties with no relationship with Shenzhen Wonhe or its owners.

Relying on one manufacturer is indeed a risk to our business. However, in entering into the contract, we considered these factors:

(1) This company’s production capacity and technique strength could satisfy our annual sales plan;

(2) Every month’s order to this company could meet the next month’s demand to ensure the next month’s products to be sold and defend us from the risk if something unexpected were to happen to this company that may lead to the stopped supply of the products;

(3) We are also keeping close relations with other manufacturers who possess good production technology and can enter into cooperation immediately if necessary.

We currently only have this one product supplier, but with the business developing and demand growing, we expect to grow from the one to several suppliers.

MARKETS, SALES AND DISTRIBUTION

Shenzhen Wonhe markets its products through distributors and retailers, and also sells directly to some personal customers. The purchasers of our products are electronic product companies and personal consumers. As of the end of May 2012, the customers that buy more than 10% of the sales are only two companies, one is Beurer Electronic (Shenzhen) Co., Ltd. with 13.27% of our total sales volume, the other is Shenzhen Yanqu Electronic Co., Ltd with 11.41% of our total sales volume. The purchase volume of the rest of our customers does not exceed 10%.

RESEARCH AND DEVELOPMENT

Producers of information technology products face strong pressure to respond quickly to industry demands with new designs and product innovations that support rapidly changing technical demand and regulatory requirements. Shenzhen Wonhe spent approximately $409,000 and $135,000 on its research and development efforts for the year ended December 31, 2011 and for the period from November 16, 2010 (inception) to December 31, 2010, respectively.  Such amounts were not borne directly by our customers.

INTELLECTUAL PROPERTY

We protect our intellectual property primarily by maintaining strict control over the use of production processes.  All our employees, including key employees and engineers, have signed our standard form of labor contracts, pursuant to which they are obligated to hold in confidence any of our trade secrets, know-how or other confidential information and not to compete with us.  In addition, for each project, only the personnel associated with the project have access to the related intellectual property.  Access to proprietary data is limited to authorized personnel to prevent unintended disclosure or otherwise using our intellectual property without proper authorization.  We will continue to take steps to protect our intellectual property.

Patent Technology

Shenzhen Wonhe creates a peculiar development mode on customizing a development platform model, researching and developing customized software development platforms with autonomous intellectual property--- Wonhe HMC660 platform. This software platform has the function characteristics of family security, television direct transmission, TV on demand, VOD, life information, urban business information, handy service for the public, medical care and games world.

Since established in 2010, the company has successfully researched and developed ten more new electronic information products, accepting the corresponding approval from clients after promoting to the market, which was a big benefit for the company. The company not only pays attention to the R&D of new products, but also emphasizes intellectual property research. On April 2011, the company submitted two patent applications to SIPO: tri-networks integration equipment (Patent number: ZL 2011 2 0095525.X) and TV system and remote control (Patent number: ZL 2011 2 0130608.8), which have officially received utility model patent certifications from the SIPO on September 21st 2011 and October 19th 2011, respectively.

Shenzhen Wonhe has trademarked the term “Woner” for its HMC860 product.

REGULATION

Because our operating affiliate Shenzhen Wonhe is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

The PRC has promoted as a matter of public policy the tri-networks integration construction, which should prove a boon to promoting the company’s business.

“Promote the overall project of tri-networks integration” (GF [2010] No. 5) states: promote the two-way entry of broadcasting and telecommunications. 2. Strengthen the construction transformation and overall planning of network. 3. Intensify the information security of network and the cultural security regulation. 4. Effectively enhance the development of the industry.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress of China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. The EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

Under the EIT Law, companies designated as High- and New-Technology Enterprises may enjoy a reduced national EIT rate of 15%. The Administrative Measures for Assessment of High-New Tech Enterprises and Catalogue of High/New Tech Domains Strongly Supported by the State (2008), jointly issued by the Ministry of Science and Technology and the Ministry of Finance and State Administration of Taxation set forth general guidelines regarding criteria as well as application procedures for qualification as a High- and New-Tech Enterprise under the EIT Law.

In addition to the changes to the current tax structure, under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Shengshihe Consulting is considered a FIE and is directly held by our subsidiary in Hong Kong, Kuayu. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Kuayu by Shengshihe Consulting, but this treatment will depend on our status as a non-resident enterprise.

ENVIRONMENTAL MATTERS

Our operations are not subject to any environmental regulations.

INSURANCE

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.”

OUR EMPLOYEES

As of December 31, 2011, we had a total of 75 full-time employees and no part-time employees.

PROPERTIES

We occupy our principal executive offices in Shenzhen, China, which comprises approximately 1243 square meters, at a current monthly rental of approximately $14,808, for which our lease expires on February 28, 2019.  The lease provides for an increase in rent of 5% in March 2013 and every two years thereafter.  We believe we can renew this lease on comparable terms to our existing lease.

Shenzhen Wonhe also leases several apartments to house its employees as follows:

1.	Approximately 113 square meters in Shenzhen at a monthly rental of approximately $762, for which our lease expires in March 2013.
2.	Approximately 79 square meters in Shenzhen at a monthly rental of approximately $632, for which our lease expires in March 2013.
3.	Approximately 68 square meters in Shenzhen at a monthly rental of approximately $429, for which our lease expires in August 2012.
4.	Approximately 83 square meters in Shenzhen at a monthly rental of approximately $556, for which our lease expires in February 2013.
5.	Approximately 85 square meters in Beijing at a monthly rental of approximately $715, for which our lease expires in September 2012.

The Company does not believe that any of the apartment leases are material to its operations and does not anticipate any difficulty in renewing or replacing any of these apartment leases when they expire.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled "Special Notes Regarding Forward-Looking Statements" immediately following these risk factors for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital, we may be unable to proceed with our plans and we may be forced to curtail our operations.

We will require additional working capital to support our long-term growth strategies, which includes development of marketing and R&D of new products. Our working capital requirements and the cash flow provided by future operating activities, if any, may vary greatly from quarter to quarter, depending on the volume of business during the period. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis.

Substantially all of our business, assets and operations are located in the PRC.

Substantially all of our business, assets and operations are located in the PRC. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of the PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of the PRC, but may have a negative effect on us.

Our management has no experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including our attorneys and accountants.  Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with the U.S. Securities and Exchange Commission ("SEC") rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002, as amended. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in developing of an active and liquid trading market for our common stock. To the extent that the market place perceives that we do not have a strong financial staff and financial controls, the market for, and price of, our stock may be impaired.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

We encounter substantial competition in our business and any failure to compete effectively could adversely affect our results of operations.

The electronics and information technology industry is highly competitive, and we may not be able to compete successfully against current or potential competitors. We compete with large PRC electronics companies, such as Shenzhen Huawei Technology Co., Ltd., Datang Telecom Technology Co., Ltd  as well as a large number of small firms. Many of our competitors have greater financial resources than we do. We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion by our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history may not provide a meaningful basis for evaluating our business. The Company entered into business in 2010. We cannot guarantee that we will achieve profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our expansion;

●	expand our product offerings and maintain the high quality of our products;

●	manage our expanding operations and continue to fill customers’ orders on time;

●	maintain adequate control of our expenses allowing us to realize anticipated income growth;

●	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;

●	successfully integrate any future acquisitions; and

●
anticipate and adapt to changing conditions in the electronics and information technology industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our results of operations may be materially and adversely affected.

We require highly qualified personnel and if we are unable to hire or retain qualified personnel, we may not be able to grow effectively.

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our business and the management, and the proposed growth of our business will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled information technology personnel is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The loss of the services of our key employees, particularly the services rendered by Qing Tong, our chairman, Nanfang Tong, our chief executive officer, and Chahua Yuan, our chief financial officer, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Qing Tong, our chairman, Nanfang Tong, our chief executive officer and Chahua Yuan, our chief financial officer. We currently do not have key employee insurance for our officers and directors. The loss of any these key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We rely on a single third-party manufacturer to manufacture our products.

We depend on a single contract manufacturer to manufacture the products that we sell.  Any significant problems at our third-party manufacturer’s production facility could impact our ability to deliver our products.  If this contract manufacturer is unable to maintain adequate manufacturing and shipping capacity, it may be unable to provide us with timely delivery of products of acceptable quality. Our inability to meet our customers’ demand for our products could have a material adverse impact on our business, financial condition and results of operations.  In addition, if the prices charged by this contractor increase for reasons such as increases in labor costs or currency fluctuations, our cost of manufacturing would increase, adversely affecting our results of operations. We also depend on third parties to transport and deliver our products. Due to the fact that we do not have any independent transportation or delivery capabilities of our own, if these third parties are unable to transport or deliver our products for any reason, or if they increase the price of their services, including as a result of increases in the cost of fuel, our operations and financial performance may be adversely affected.

We require our contract manufacturer to meet our standards in terms of product quality and other matters. Any failure by our contract manufacturer to meet these standards, to adhere to labor or other laws or to diverge from our mandated practices, and the potential negative publicity relating to any of these events, could harm our business and reputation.

Our agreement with our contract manufacturer is of a short duration.  To the extent we are unable to maintain or secure relationships with quality manufacturers, our business could be harmed.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. Since we had no obligations as a public company prior to the reverse acquisition on June 27, 2012, we did not have any such expenses prior to that date. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

We do not carry business interruption or other insurance, so we have to bear losses ourselves.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim against a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

We compete in an industry that is brand-conscious, and unless we are able to establish and maintain brand name recognition our sales may be negatively impacted.

Our business is substantially dependent upon awareness and market acceptance of our products and brand by our targeted consumers. We filed applications in China in November 2011 for the following trademarks: "Woner" (“网尔” in Chinese). We have obtained the trademark right for the image of "Woner", composed of an image and the Chinese characters of “网尔”. In addition, our business depends on acceptance by our independent distributors and consumers of our brand. Although we believe that we have made progress towards establishing market recognition for our brands in the Chinese electronics and information technology industry, it is too early in the product life cycle of our brands to determine whether our products and brands will achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers.

Our inability to protect our trademarks, patent and trade secrets may prevent us from successfully marketing our products and competing effectively.

Failure to protect our intellectual property could harm our brands and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, patents, copyrights and trade secrets, could result in the expenditure of significant financial and managerial resources. We produce, market and sell our products under "Woner" (“网尔” in Chinese), We have obtained the trademark right for the image of "Woner", composed of an image and the Chinese characters of “网尔”, and are currently applying for trademark protection for the other marks in China. We cannot provide any assurance that the trademarks will be issued or that the issuance of the trademarks will provide adequate protection for our brands. We regard our intellectual property, particularly our trademarks and trade secrets to be of considerable value and importance to our business and our success. We rely on a combination of trademark, patent, and trade secrecy laws, and contractual provisions to protect our intellectual property rights. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, trade secrets or similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly and we may lack the resources required to defend against such claims. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, and profitably exploit our products.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the U.S. Foreign Corrupt Practices Act, or the "FCPA", and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption law, which strictly prohibits the payment of bribes to government officials.

We principally have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. We believe that to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

The market for the Company’s products and services are highly competitive and subject to rapid technological change. If the Company is unable to compete effectively in this market or respond timely to technological changes, its financial condition and operating results could be materially adversely affected.

The Company competes in highly competitive markets characterized by aggressive price cutting, with resulting downward pressure on gross margins, frequent introduction of new products, short product life cycles, evolving industry standards, continual improvement in product price/performance characteristics, rapid adoption of technological and product advancements by competitors, and price sensitivity on the part of customers.

The Company’s ability to compete successfully depends heavily on its ability to ensure a continuing and timely introduction of innovative new products and technologies to the marketplace. As a result, the Company must make significant investments in research and development. If the Company is unable to develop and sell innovative new products with attractive margins or if other companies infringe on the Company’s intellectual property, the Company’s ability to create a competitive advantage could be negatively affected and its financial condition and operating results could be materially adversely affected.

There can be no assurance the Company will be able to provide products and services that compete effectively.

RISKS RELATED TO DOING BUSINESS IN CHINA

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct substantially all of our operations and generate most of our revenue in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

●	A higher level of government involvement
●	An early stage of development of the market-oriented sector of the economy
●	A rapid growth rate
●	A higher level of control over foreign exchange
●	The allocation of resources

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in economic conditions or government policies in China could have a material adverse effect on the overall economic growth in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC. Our operating subsidiary and affiliate are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We are a Nevada holding company and most of our assets are located outside of the United States. All of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

If we are found to have failed to comply with applicable laws, we may incur additional expenditures or be subject to significant fines and penalties.

Our operations are subject to PRC laws and regulations applicable to us. However, many PRC laws and regulations are uncertain in their scope, and the implementation of such laws and regulations in different localities could have significant differences. In certain instances, local implementation rules and/or the actual implementation are not necessarily consistent with the regulations at the national level. Although we strive to comply with all the applicable PRC laws and regulations, we cannot assure you that the relevant PRC government authorities will not later determine that we have not been in compliance with certain laws or regulations.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All our sales revenue and expenses are denominated in RMB. Under PRC law, the RMB is currently convertible under the "current account," which includes dividends and trade and service-related foreign exchange transactions, but not under the "capital account," which includes foreign direct investment and loans. Currently, our PRC operating subsidiary and affiliate may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary's ability to make dividend and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Under the EIT Law, we may be classified as a "resident enterprise" of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

Under the New Income Tax Law, enterprises established outside the PRC whose "de facto management bodies" are located in the PRC are considered "resident enterprises" and their global income will generally be subject to the uniform 25.0% enterprise income tax rate. On December 6, 2007, the PRC State Council promulgated the Implementation Regulations on the New Income Tax Law (the "Implementation Regulations"), which define "de facto management bodies" as bodies that have material and overall management control over the business, personnel, accounts and properties of an enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a "resident enterprise" with its "de facto management bodies" located within the PRC if the following requirements are satisfied:

(i)	the senior management and core management departments in charge of its daily operations function mainly in the PRC;

(ii)	its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC;

(iii)	its major assets, accounting books, company seals, and minutes and files of its board and shareholders' meetings are located or kept in the PRC; and

(iv)	more than half of the enterprise's directors or senior management with voting rights reside in the PRC.

Because the EIT Law, its implementing rules and the recent circular are relatively new, no official interpretation or application of this new "resident enterprise" classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a "resident enterprise" for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as "tax-exempt income," we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new "resident enterprise" classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a "resident enterprise" by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency determines that CSRC approval is required in connection with the reverse acquisition of World Win, the reverse acquisition may be unwound, or we may become subject to penalties.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the "M&A Rule", which became effective on September 8, 2006. The M&A Rule, among other things, requires that an offshore company controlled by PRC companies or individuals that have acquired a PRC domestic company for the purpose of listing the PRC domestic company's equity interest on an overseas stock exchange must obtain the approval of the CSRC prior to the listing and trading of such offshore company's securities on an overseas stock exchange. In addition, when an offshore company acquires a PRC domestic company, the offshore company is generally required to pay the acquisition consideration within three months after the issuance of the foreign-invested company license unless certain ratification from the relevant PRC regulatory agency is obtained. On September 21, 2006, the CSRC, pursuant to the M&A Rule, published on its official web site procedures specifying documents and materials required to be submitted to it by offshore companies seeking CSRC approval of their overseas listings.

We believe the M&A Rule concerning the CSRC approval for acquisition of a PRC domestic company by an offshore company controlled by PRC companies or individuals should not apply to our reverse acquisition of World Win because none of World Win, Kuayu or Shengshihe Consulting is a "Special Purpose Vehicle" or an "offshore company controlled by PRC companies or individuals" at the moment of acquisition. However, we cannot assure you that we would be able to obtain the approval required from MOFCOM and if the PRC regulatory authorities take the view that the reverse acquisition of World Win constitutes a round-trip investment without MOFCOM approval on such round-trip investment, they could invalidate our acquisition and ownership of World Win.

The M&A Rule establishes more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rule establishes additional procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that the PRC Ministry of Commerce be notified in advance of any change-of-control transaction and in some situations, require approval of the PRC Ministry of Commerce when a foreign investor takes control of a Chinese domestic enterprise. In the future, we may grow our business in part by acquiring complementary businesses, although we do not have any plans to do so at this time. The M&A Rule also requires PRC Ministry of Commerce anti-trust review of any change-of-control transactions involving certain types of foreign acquirers. Complying with the requirements of the M&A Rule to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the PRC Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations.  Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

RISKS RELATING TO THE VIE AGREEMENTS

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

Shengshihe Consulting provides support and consulting service to Shenzhen Wonhe pursuant to the VIE Agreements.  Almost all economic benefits and risks arising from Shenzhen Wonhe’s operations are transferred to Shengshihe Consulting under these agreements.  Details of the VIE Agreements are set out in “DESCRIPTION OF BUSINESS – Contractual Arrangements with our Controlled Affiliate and its Shareholders” above.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of Shengshihe Consulting or Shenzhen Wonhe;

●	imposing conditions or requirements in respect of the VIE Agreements with which Shengshihe Consulting or Shenzhen Wonhe may not be able to comply;

●	requiring our company to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	revoking the business licenses and/or the licenses or certificates of Shenzhen Wonhe, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Shenzhen Wonhe, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to control Shenzhen Wonhe under the VIE Agreements may not be as effective as direct ownership.

We conduct our business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Shenzhen Wonhe.  However, the VIE Agreements may not be as effective in providing us with control over Shenzhen Wonhe as direct ownership.  The VIE Agreements do not provide us with day-to-day control over the operations of Shenzhen Wonhe.  Under the current VIE arrangements, as a legal matter, if Shenzhen Wonhe fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Shenzhen Wonhe, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by PRC law and provide for the resolution of disputes through the jurisdiction of courts in the PRC.  If Shenzhen Wonhe or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Shenzhen Wonhe or its shareholder to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability, or cause other adverse financial consequences.

Our Shareholders have potential conflicts of interest with our company which may adversely affect our business.

Qing Tong is our Chairman, Nanfang Tong is our CEO and one of our directors, and Jingwu Li is one of our directors, and they are also three of the four shareholders of Shenzhen Wonhe.  There could be conflicts that arise from time to time between our interests and the interests of Messrs. Tong, Tong and Li.  There could also be conflicts that arise between us and Shenzhen Wonhe that would require our shareholders and Shenzhen Wonhe's shareholders to vote on corporate actions necessary to resolve the conflict.  There can be no assurance in any such circumstances that Messrs. Tong, Tong and Li will vote their shares in our best interest or otherwise act in the best interests of our company.  If Messrs. Tong, Tong and Li fail to act in our best interests, our operating performance and future growth could be adversely affected.

We rely on the approval certificates and business license held by Shengshihe Consulting and any deterioration of the relationship between Shengshihe Consulting and Shenzhen Wonhe could materially and adversely affect our business operations.

We operate our business in China on the basis of the approval certificates, business and other requisite licenses held by Shengshihe Consulting and Shenzhen Wonhe.  There is no assurance that Shengshihe Consulting and Shenzhen Wonhe will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with Shenzhen Wonhe is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of Shenzhen Wonhe.  However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations.  Shenzhen Wonhe could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputation and business could be severely harmed.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

There is no current market for our Common Stock.

While our common stock is qualified for listing on the OTCQB, there is currently little trading in our common stock. We cannot provide any assurances as to when an active market will develop for our common stock.

Our common stock is subject to penny stock rules.

Our common stock is subject to Rule 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with net worth's in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares of common stock.

Additionally, our common stock is subject to the SEC regulations for "penny stock." Penny stock includes any equity security that is not listed on a national exchange and has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change-of-control.

Our Articles of Incorporation authorizes the board of directors to issue up to 10,000,000 shares of preferred stock in one or more series. The terms of the preferred stock may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
BUSINESS OVERVIEW

We conduct our operations through our consolidated affiliate Shenzhen Wonhe Technology Co., Ltd. (hereinafter referred to as “Shenzhen Wonhe”).  Shenzhen Wonhe, founded in November 2010, is a high tech company specializing in research and development, outsourced-manufacturing and marketing of high-end business information technology products.  The Company is located in Shenzhen, People’s Republic of China.

Recent developments

Wonhe High-Tech International, Inc. (the “Company”) was incorporated in the State of Nevada on August 13, 2007 under the name “Baby Fox International, Inc.”  Until June 30, 2011, the Company was a specialty retailer, developer, and designer of fashionable, value-priced women’s apparel and accessories. On June 30, 2011, the Company entered into and closed a Reorganization Agreement with its former operating subsidiary Shanghai Baby Fox, Baby Fox Limited, Hitoshi Yoshida and BBFX Holding Corp. (“Newco”). Pursuant to the terms of the Reorganization Agreement, the Company transferred all of its ownership interest in Shanghai Baby Fox, its operating subsidiary, to Newco in exchange for all of the capital stock of Newco, and then transferred all of its ownership interest in Newco to Baby Fox Limited, its former majority shareholder, which is wholly owned by Hitoshi Yoshida, and Hitoshi Yoshida, in consideration for Baby Fox Limited and Hitoshi Yoshida agreeing to cancelation of an aggregate of 38,057,487 shares of the Company’s Common Stock previously held by them, which shares constituted approximately 94% of the Company’s outstanding shares of Common Stock. As a result of the disposition of Newco and Shanghai Baby Fox, the Company then had no subsidiaries and had disposed of nearly all of its operating assets.

The reorganization was structured with the intent that the operating company should be transferred from the Company to Baby Fox Limited and Mr. Yoshida in exchange for their cancellation of their shares in the Company while the remaining shareholders in the Company should receive the residual value in the Company as a shell company available to enter into some future transaction with another operating company.

On June 30, 2011, the Company entered into a novation agreement (the “Novation Agreement”) with Jieming Huang and Newco, pursuant to which Newco became the obligor and assumed all of the obligations and rights of the Company (the “Novation”) under that certain Loan Agreement dated February 18, 2008 (the “Original Loan Agreement”), pursuant to which Jieming Huang provided a loan with a principal amount of $810,160 and with a five percent annual interest rate to the Company. As a result of the Novation, the Company is no longer a party to the Original Loan Agreement and is no longer obligated to repay the related loan balance. At the time of entering into the Novation Agreement, Jieming Huang was the Chief Executive Officer and a director of the Company.

Hitoshi Yoshida, the owner of Baby Fox Limited, our majority shareholder prior to the reorganization, was married to Fengling Wang but divorced in October 2008. Fengling Wang is the mother of Jieming Huang and Jieping Huang. Fengling Wang, Jieping Huang and Jieping Huang were the Company’s three directors at the time of the Reorganization, and Jieming Huang was the Company’s Chief Executive Officer, President and Chairman.

On June 30, 2011, the Company entered into a Termination Agreement (the “Termination Agreement”) with Beijing Allstar Business Consulting, Inc. (“Allstar”), pursuant to which the Company terminated its Consulting Agreement with Allstar dated May 18, 2007, as amended and restated on April 28, 2008 (the “Allstar Consulting Agreement”). The parties entered into the Termination Agreement in connection with the Reorganization. As a result of the closing of the reorganization, Baby Fox Limited and its owner Hitoshi Yoshida no longer own any of their previous holdings of 38,057,487 shares of the Company’s Common Stock, which shares previously constituted approximately 94% of the Company’s outstanding shares of Common Stock prior to the Reorganization. The board of directors prior to the Reorganization named Mu Zhang to be the sole officer and director of the Company effective from the time of effectiveness of the reorganization.

On March 20, 2012, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among Mu Zhang, Catalpa Holdings, Inc., First Prestige, Inc., JD Infinity Holdings, Inc. and Favor Jumbo Enterprises Limited (collectively referred to as the “Sellers” or individually as a “Seller”), and Super-stable Group Holdings Limited (“Super-stable”). Pursuant to the terms of the Purchase Agreement, on March 20, 2012 (the “Closing Date”), Super-stable acquired from the Sellers 1,912,813 shares (the “Purchased Stock”), or approximately 80.0%, of the issued and outstanding common stock of the Company. In consideration for the sale of the Purchased Stock, the Buyer paid the Sellers $250,000 (the “Cash Consideration”), which was paid to the Sellers in cash and was funded by a loan from Shenzhen Wonhe.   Pursuant to the terms of the Purchase Agreement, Mu Zhang, the then current officer and director of the Company, resigned on the Closing Date and Wei Wang was named sole Director of the Company and Nanfang Tong was named President, Secretary and Treasurer of the Company. Wei Wang was the sole owner and a director of Super-stable and Nanfang Tong is the President and Treasurer of Super-stable. Such resignation and appointments were effective as of the Closing Date with respect to the directors and officers of the Company. Mu Zhang, the former sole director and officer of the Company, was one of the Sellers. Concurrent with this change of management, the Company moved its principal executive offices to Unit E8, 3/F, Tat Comm. Bldg. 97, Bonham Strand East, Sheng Wan, Hong Kong.

On April 20, 2012, the Company amended its articles of incorporation to change its name to “Wonhe High-Tech International, Inc.” (the “Name Change”) and to effect a 10-for-1 forward stock split (the “Forward Split”) of its outstanding shares of common stock. The Forward Split increased the number of issued and outstanding shares of the Company’s common stock from 2,390,013 shares outstanding prior to the split to 23,900,130 shares outstanding after the split. In connection with the Name Change, the Company’s trading symbol changed from “BBFX” to “WHHT” (the “Symbol Change”). The Name Change was legally effective as of April 20, 2012, and the Forward Split became effective on April 30, 2012. The Company received Financial Industry Regulatory Authority’s (“FINRA”) approval of the Name Change and Symbol Change and the Forward Split, effective May 2, 2012 and April 30, 2012, respectively.

Acquisition of World Win

On June 27, 2012, we completed a reverse acquisition transaction through a share exchange with World Win and its shareholders, or the “Shareholders”, whereby we acquired 100% of the issued and outstanding capital stock of World Win in exchange for our majority shareholder Super-stable transferring to the Shareholders all of its 19,128,130 shares of our common stock, which constituted 80.0% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, World Win became our wholly-owned subsidiary and the former shareholders of World Win became our controlling stockholders. The amount of consideration received by the shareholders of World Win was determined on the basis of arm’s-length negotiations between World Win, Super-stable and the Shareholders. The share exchange transaction was treated as a reverse acquisition, with World Win as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of World Win and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of World Win was owned by the following persons in the indicated percentages: Youliang Wang (3.4%); Qing Tong (3.0%); Jingwu Li (3.0%); Nanfang Tong (3.0%); Qian Xu (4.3%); Ling Tong (4.3%); Jingbo Xu (4.2%); Jinquan Deng (4.2%); Gaozuo He (4.2%); Hui Tong (4.2%); Chunliang Wang (4.8%); Jieli Chen (4.9%); Zhixiu Yu (4.9%); Huili Chen (4.8%); Minghua Li (4.7%); Zhengyu Li (4.8%); Jinhui Fan (4.7%); Ping Wang (4.7%); Kang Liu (4.8%); Shaoxian Liang (4.7%); Hongmei Liang (4.6%); Yutong Chen (4.8%); and Global Elite Capital Holdings Group Co., Ltd. (5.0%).

The funds used by Super-stable to purchase its 19,128,130 shares of our common stock were loaned to it by Shenzhen Wonhe, our indirect, consolidated affiliate.

Wei Wang was a director and the sole owner of Super-stable.  Ms. Wang served as our sole director until the completion of the Share Exchange.

Nanfang Tong is the president and treasurer of Super-stable.  Mr. Tong served as our President, Secretary and Treasurer until completion of the Share Exchange, at which point he became our Chief Executive Officer and a Director.  Mr. Tong is also a 10% owner of Shenzhen Wonhe.  He was also a 3.0% owner of World Win prior to the Share Exchange.

Qing Tong and Jingwu Li, our Chairman and a Director, respectively, each owned 3.00% of the outstanding equity of World Win prior to the Share Exchange.  In addition, Qing Tong and Jingwu Li each own 25% of the outstanding equity of Shenzhen Wonhe.

On June 27, 2012, Wei Wang, sole member of the Board of Directors, submitted a letter of resignation pursuant to which she resigned immediately from her position as our sole director.

In addition, on June 27, 2012: (a) Qing Tong was appointed as Chairman of our board of directors; (b) Nanfang Tong and Jingwu Li were appointed as members of our board of directors; (c) Nanfang Tong was appointed to serve as our Chief Executive Officer, (d) Chahua Yuan was appointed to serve as our Chief Financial Officer, Secretary and Treasurer, and (e) Nanfang Tong ceased to serve as our President, Secretary and Treasurer.

As a result of our acquisition of World Win, we now own all of the issued and outstanding capital stock of Kuayu, which in turn owns all of the issued and outstanding capital stock Shengshihe Consulting. In addition, we effectively and substantially control Shenzhen Wonhe through a series of captive agreements with Shenzhen Consulting.

World Win was established in the British Virgin Islands on April 5, 2012.  Kuayu was established in Hong Kong on January 11, 2012 to serve as an intermediate holding company. Shengshihe Consulting was established in the PRC on April 17, 2012.  Shenzhen Wonhe, our operating consolidated affiliate, was established in the PRC on November 16, 2010. On April 6, 2012, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Shengshihe Consulting by Kuayu, a Hong Kong entity.

Subsequent to the closing of the Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Shenzhen Wonhe.  Shenzhen Wonhe is a high-tech company specializing in research and development, outsourced-manufacturing and marketing of high-end business information technology products. The Company is located in Room 1001, 10th Floor, Resource Hi-Tech Building South Tower, No.1 Songpingshan Road, North Central Avenue, North High-Tech Zone, Nanshan District, Shenzhen, Guangdong Province, People’s Republic of China.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On May 30, 2012, prior to the reverse acquisition transaction, Shengshihe Consulting and Shenzhen Wonhe and its shareholders Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Shenzhen Wonhe became Shengshihe Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Shengshihe Consulting and Shenzhen Wonhe pursuant to which Shengshihe Consulting is to provide technical support and consulting services to Shenzhen Wonhe in exchange for (i) 95% the total annual net profit of Shenzhen Wonhe and (ii) RMB50,000 per month ($7,942).

(2)
a Call Option Agreement among Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong, and Shengshihe Consulting under which the shareholders of Shenzhen Wonhe have granted to Shengshihe Consulting the irrevocable right and option to acquire all of the equity interests in Shenzhen Wonhe to the extent permitted by PRC law. If PRC law limits the percentage of Shenzhen Wonhe that Shengshihe Consulting may purchase at any time, then Shengshihe Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00($0.16) or any higher price required by PRC law. The Shenzhen Wonhe shareholders agreed to refrain from taking certain actions which might harm the value of Shenzhen Wonhe or Shengshihe Consulting’s option;

(3)
a Proxy Agreement by Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong pursuant to which they each authorize Shengshihe Consulting to designate someone to exercise all of his shareholder decision rights with respect to Shenzhen Wonhe; and

(4)
A Share Pledge Agreement between Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong, Shenzhen Wonhe, and Shengshihe Consulting under which the shareholders of Shenzhen Wonhe have pledged all of their equity in Shenzhen Wonhe to Shengshihe Consulting to guarantee Shenzhen Wonhe’s and Shenzhen Wonhe’s shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing description of the terms of the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement, the Proxy Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.5, 10.6, 10.7 and 10.8 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

●
Growth in the Chinese Economy –

We operate our facilities in China and derive the majority of our revenues from products sold to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses. China has experienced significant economic growth, achieving a compound annual growth rate of over 10% in gross domestic product from 1996 through 2008. Concurrent with this growth, domestic demand for our products has also increased. China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession.

●	Demand for digital products in China– Due to the growth in China’s economy, people in China are likely to buy more digital products.
●
Improvement in technology–

Technology innovation and updating is the crucial factor that determines the success of a new high-tech company. We have invested a large amount of capital to build an excellent work environment and R&D atmosphere to attract and retain technical talent. And we have also established an intellectual property protection system to protect our staff’s research achievements and put them into production. In the long term, we intend to continue to invest to set up more incentives to retain talent and to provide more R&D facilities and equipment to facilitate technology innovation and improvement.

Results of Operations

Comparison of Twelve Months Ended December 31, 2011 and December 31, 2010

The following table sets forth in U.S. dollars key components of our results of operations during the twelve months period ended December 31, 2011 and November 16, 2010 (Inception) to December 31, 2010, and the percentage change between 2011 and 2010.

	Twelve Months Ended December 31, 2011	November 16, 2010 (Inception) to December 31, 2010	Percentage Change
	$	$	%
Sales	$36,480	$-	100%
Cost of Sales	(14,388)	-	100%
Gross profit	22,092	-	100%
Research and development	(409,359)	(134,996)	203%
Selling and marketing expenses	(220,514)	-	100%
General and administrative expenses	(923,669)	(174,537)	429%
Operating income (loss)	(1,531,450)	(309,533)	(395%)
Other income	704,545	-	100%
Loss before benefit from income taxes	(826,905)	(309,533)	167%
Benefit for income taxes	(206,726)	(77,383)	167%
Net loss	(620,179)	(232,150)	167%
Other comprehensive income:	275,277	59,176	365%
Total comprehensive loss	$(344,902)	$(172,974)	99%

Sales. Our net sales increased to $36,480 in the twelve months ended December 31, 2011 from $0 in the period from inception to December 31, 2010, representing a 100% increase.  As one of our major products, HMC660, passed the stability test and we started sales in December 2011, the increase was reasonable.

Cost of Sales. Our cost of sales increased to $14,388 for the twelve months ended December 31, 2011 from $0 for the period from inception to December 31, 2010. The increase in cost of sales was reasonable compared to the increase in sales. The costs were primarily comprised of outsourcing costs for production and some materials purchased by ourselves.

Gross Profit. Our gross profit was increased to $22,092 for the twelve months ended December 31, 2011 which represented a gross profit ratio of 61%, from $0 for the period from inception to December 31, 2010 .

Research and development expenses. Our research and development expenses increased to $409,359 in the twelve months ended December 31, 2011 from $134,996 in the period from inception to December 31, 2010, representing a 203% increase. Our research and development expenses were primarily comprised of salaries for R&D employees and materials used for research and development. The large increase was mainly due to the increase in the operation period.

Selling and Marketing Expenses. Our selling and marketing expenses increased to $220,514 in the twelve months ended December 31, 2011 from $0 in the period from inception to December 31, 2010, representing a 100% increase. Our selling and marketing expenses were primarily comprised of salaries, insurance, travelling expenses and marketing promotion. For the twelve months ended December 31, 2011, the number of sales employee was greatly increased due to the increase in sales functions compared with the period from inception to December 31, 2010.

General and Administrative Expenses. Our general and administrative (“G&A”) expenses increased to $923,669 in the twelve months ended December 31, 2011 from $174,537 in the period from inception to December 31, 2010, representing a 429% increase. Our G&A expenses were primarily comprised of G&A employees’ salaries, insurance, rent and any expenses incurred for G&A functions. As the number of G&A employees, the size of our business and the operation period were increased, our G&A expenses also increased.

Other Income. On December 16, 2010, we entered into a twelve month loan agreement with an individual in the amount of $7,560,000, maturing December 31, 2011 and bearing interest at 12% per annum. The loan was guaranteed by Guowang Xinke Venture Capital Investment (Jiangsu) Co., Ltd. (“Guowang Capital”), an entity related to the Company through certain shareholders. The other income represented the interest from this loan.

Benefit for Income Taxes.  Our benefit for income taxes increased to $206,726 in the twelve months ended December 31, 2011 from $77,383 in the period from inception to December 31, 2010, representing a 167% increase. Our effective tax rate was the same as the statutory rate of 25% for the year ended 2011 and for the period from the inception through December 31, 2010.  Our tax filings for the period from November 16, 2010 through December 31, 2010 were examined by the tax authorities in April 2011.  The tax filings were accepted and no adjustments were proposed by the tax authorities. The increase in the provision for income taxes was mainly due to the increase in our sales and commission revenue which caused the improvement of our business performance.

Net Loss. Our net loss after provision for income taxes increased to $620,179 in the twelve months ended December 31, 2011 from $232,150 in the period from inception to December 31, 2010, representing a 167% increase.

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the year ended December 31, 2011 and for the period from November 16, 2010 (inception) to December 31, 2010, foreign currency translation adjustments of $275,277 and $59,176 have been reported as other comprehensive income in the consolidated statements of income and other comprehensive income.

Comparison of Three Months Ended March 31, 2012 and March 31, 2011

The following table sets forth in U.S. dollars key components of our unaudited results of operations during the three-month periods ended March 31, 2012 and 2011, and the percentage change between 2012 and 2011.

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011	Percentage Change
	$	$	%
Sales	$3,354,356	$-	100%
Cost of Sales	(1,714,981)	-	100%
Gross profit	1,639,375	-	100%
Research and development	(69,326)	(66,179)	5%
Selling and marketing expenses	(85,125)	(7,870)	982%
General and administrative expenses	(291,056)	(219,236)	33%
Operating income (loss)	1,193,868	(293,285)	507%
Other income	112,067	206,241	(46%)
Income (loss) before provision for (benefit from) income taxes	1,305,935	(87,044)	1600%
Provision for income taxes	326,484	(21,761)	1600%
Net income	979,451	(65,283)	1600%
Other comprehensive income:	43,792	47,513	(8%)
Total comprehensive income	$1,023,243	$(17,770)	5857%

Sales. In the end of year 2011, one of our major products, HMC660, the multimedia box passed the stability test and we started to sell since December 2011. For the three months ended March 31, 2012, sales of $3,354,356 represented 7,184 series of HMC 660 sold with a single price at around $467. For the three months ended March 31, 2011, there was no revenue.

Cost of Sales. Our cost of sales was increased to $1,714,981 for the three months ended March 31, 2012 from $0 for the three months ended March 31, 2011. The increase in cost of sales was reasonable compared with the increase in sales. The costs were primarily comprised of outsourcing costs for production and some materials purchased by ourselves.

Gross Profit. Our gross profit was increased to $1,639,375 for the three months ended March 31, 2012, which represented a gross profit ratio at 49%, from $0 for the three months ended March 31, 2011.

Research and development expenses. Our research and development expenses increased to $69,326 in the three months ended March 31, 2012 from $66,179 in the three months ended March 31, 2011, representing a 5% increase. Our research and development expenses are primarily comprised of salaries for R&D employees and materials used for research and development.

Selling and Marketing Expenses. Our selling and marketing expenses increased to $85,125 in the three months ended March 31, 2012 from $7,870 in the three months ended March 31, 2011, representing a 982% increase. Our selling and marketing expenses were primarily comprised of salaries, insurance, travelling expenses and marketing promotion. For the three months ended March 31, 2012, the number of sales employees was largely increased due to an increase in sales functions compared with the three months ended March 31, 2011.

General and Administrative Expenses. Our general and administrative (“G&A”) expenses increased to $291,056 in the three months ended March 31, 2012 from $219,236 in the three months ended March 31, 2011, representing a 33% increase. Our G&A expenses were primarily comprised of G&A employees’ salaries, insurance, rent and any expenses incurred for G&A functions. As the number of G&A employees and the size of our business increased, our G&A expenses were also increased. In addition, as we prepared for our reverse merger transaction, the expenses incurred for attorneys, auditors and financial advisors were increased as well.

Provision for Income Taxes.  Our provision for income taxes increased to $326,484 in the three months ended March 31, 2012 from a tax benefit of $21,761 in the three months ended March 31, 2011, representing a 1,600% increase. Our effective tax rate was the same as the statutory rate of 25% for the three months ended 2012 and 2011.  Our tax filings for the year ended December 31, 2011 were examined by the tax authorities in April 2012.  The tax filings were accepted and no adjustments were proposed by the tax authorities. The increase in the provision for income taxes was mainly due to the increase in our sales which caused the improvement of our business performance.

Net Income. Our net income attributable to common stockholders increased to $979,451 in the three months ended March 31, 2012 from a loss of $65,283 in the three months ended March 31, 2011, representing a 1,600% increase. This increase was mainly due to the increase in our sales.

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the three months ended March 31, 2012 and 2011, foreign currency translation adjustments of $43,792 and $47,513 have been reported as other comprehensive income in the consolidated statements of income and other comprehensive income.

Liquidity and Capital Resources

As of March 31, 2012, we had cash and cash equivalents of $303,885, primarily consisting of cash on hand and demand deposits. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our unaudited cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Three Months Ended March 31,2012	Three Months Ended March 31, 2011
Net cash provided by (used in) operating activities	$(4,739,173)	$(338,686)
Net cash provided by (used in) investing activities	4,927,488	(6,549,625)
Net cash provided by (used in) financing activities	-	-
Effects of Exchange Rate Change in Cash	39,486	(12,337)
Net Increase in Cash and Cash Equivalents	227,801	(6,900,648)
Cash and Cash Equivalent at Beginning of the Period	76,084	7,583,786
Cash and Cash Equivalent at End of the Period	$303,885	$683,138

Operating activities

Cash used by operating activities was $4,739,173 for the three months ended March 31, 2012, as compared to $338,686 for the three months ended March 31, 2011. The change is attributable to an increase in accounts receivable and prepayments.

Investing activities

Net cash provided in investing activities was $4,927,488 for the three months ended March 31, 2012, as compared to net cash used of $6,549,625 for the three months ended March 31, 2011. The change is attributable to the loan repayment.

We believe that our cash on hand and cash flow from operations will meet our present cash needs for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we currently may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. New indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Recent Accounting Pronouncements

In December 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”).  The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented.  The Company does not expect that the adoption of ASU 2011-11 will have a significant, if any, impact on the Company’s financial statements.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU No. 2011-04”), which amends current guidance to result in common fair value measurements and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The adoption of the provisions of ASU No. 2011-04 did not have a material impact on the Company’s financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, “Presentation of Comprehensive Income” (“ASU No. 2011-05”), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income (“OCI”) by eliminating the option to present components of OCI as part of the statement of changes in stockholders’ equity. The amendments in this standard require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income” (“ASU No. 2011-12”), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income (loss) in the statement(s) where the components of net income (loss) and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income (loss), or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 did not have a material impact on the Company’s financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 27, 2012, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 23,900,130 shares of Common Stock outstanding as of June 27, 2012.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Room 1001, 10th Floor, Resource Hi-Tech Building South Tower No.1, Songpingshan Road, North Central Avenue North High-Tech Zone, Nanshan District, Shenzhen, Guangdong Province, China.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Officers and Directors
Qing Tong, Chairman	573,844	2.4%
Nanfang Tong, CEO and Director	573,844	2.4%
Jingwu Li, Director	573,844	2.4%
Chahua Yuan, CFO, Secretary and Treasurer	-	-
All directors and executive officers as a group (4 persons)	1,721,532	7.2%
5% Shareholders
Cai Yi	1,500,000	6.3%

* Less than one percent

Changes in Control

The Company does not have any change of control or retirement arrangements with its executive officers.

MANAGEMENT

Directors and Executive Officers

Prior to the date of the Exchange Agreement, our Board of Directors consisted of one director, Wei Wang. Ms. Wang has submitted a letter of resignation and each of Qing Tong (Chairman), Nanfang Tong and Jingwu Li has been appointed to our Board of Directors. The appointment of Qing Tong (Chairman), Nanfang Tong and Jingwu Li and the resignation of Wei Wang are effective on the date of the Exchange Agreement.   In addition, effective on the date of the Exchange Agreement, Nanfang Tong resigned from each of his officer positions with the Company and we appointed Nanfang Tong as our Chief Executive Officer, and appointed Chahua Yuan as our Chief Financial Officer, Secretary and Treasurer.

The names of our current officers and directors and the incoming directors, as well as certain information about them, are set forth below:

Name	Age	Position(s)
Qing Tong	44	Chairman of the Board
Nanfang Tong	39	Chief Executive Officer, Director
Chahua Yuan	30	Chief Financial Officer, Secretary and Treasurer
Jingwu Li	36	Director

Mr. Qing Tong, 44, has served as our Chairman since June 2012 and the Chairman of Shenzhen Wonhe since September 2010.  From July 1996 to April 1998, Mr. Tong served as the Marketing Director of Zhongshan Cordyceps Sinensis Product Co., Ltd., a high-tech company engaging in manufacturing and marketing of healthy products made from cordyceps sinensis.  Mr. Tong graduated from the Chinese language and literature department, Hubei University.  From October 1998 to June 2000, Mr. Tong served as the Manager of Guangdong Xingbao Group, a high tech product company with micro-electronics and computer as its critical tech.  From August 2000 until June 2010, Mr. Tong served as the Chairman of Wonhe International Venture Capital Investment Hong Kong Co., Ltd., a company specializing in investing.  Mr. Tong was selected as a Director because of his extensive management experience and knowledge of the business of the Company.

Mr. Nanfang Tong, 39, served as our President, Secretary and Treasurer from March 2012 until June 2012 and has served as our Chief Executive Officer and a Director since June 2012. From 2010 to the present, Mr. Tong has served as Chief Executive Officer at Shenzhen Wonhe. Mr. Tong graduated from the Huazhong University of Science and Technology with a Bachelor’s Degree in Applied Electronics. From 2004 to 2009, Mr. Tong served as General Manager at Zhongshan Yinli Automatic System Devices Co., Ltd, a manufacturer of security equipment. From 2009 to 2010, Mr. Tong served as Executive Deputy General Manager at Zhongshan Yinli Automatic System Devices Co., Ltd.  Mr. Tong was selected as a director because of his extensive management experience, his background in the electronics industry and his knowledge of the business of the Company.

Ms. Chahua Yuan, 30, has served as the Chief Financial Officer, Secretary and Treasurer of the Company since June 2012. From December 2010 to the present, Ms. Yuan has served as Chief Financial Officer at Shenzhen Wonhe. Ms. Yuan graduated from Ji’nan University.  From July 2002 until May 2007, Ms. Yuan was employed as an accountant by Dongguan South China Electronic Co., Ltd., an electronic condenser producing and marketing company. From June 2007 until March 2008, Ms. Yuan was employed as an accountant by Shenzhen Deyi Electronic Technology Co., Ltd., a company specialized in the trading of electronics components.  From April 2008 until November 2010, Ms. Yuan was employed as an accounting supervisor by Shenzhen Liuqiba Kanghui Restaurant Management Co., Ltd.

Mr. Jingwu Li, 36, has served as a Director of the Company since June 2012. From November 2010 to the present, Mr. Li has served as a Director at Shenzhen Wonhe. Mr. Li graduated from Capital University of Economics and Business.  From May 1999 until March 2002, Mr. Li served as the business section chief in the Pizhou City Labor Trade Centre.  From June 2002 until September 2005, Mr. Li served as the Vice-general Manager of Beijing Fuyuan Shengshi Electronic Co., Ltd., a company engaged in using Internet e-commerce as a platform to do online trading.  From October 2005 until November 2006, Mr. Li served as a general manager of Shanghai Jinshu Trading Co., Ltd., a steel products processing and trading company.  From December 2006 until August 2010, Mr. Li served as a director and general manager of Hong Kong Jiaheng International Co., Ltd., an international company specializing in international trade and e-commerce.  Mr. Li was selected as a director because of his extensive management experience and knowledge of the business of the Company.

Family Relationships

Qing Tong and Nanfang Tong are brothers.  Other than this relationship, there are no family relationships among any of our officers or directors.

Corporate Governance

Board Committees

Our organizational documents authorize a board of not less than one member. Prior to the consummation of the Exchange Agreement we had one director. Our board of directors does not have a lead independent director. Our board of directors has determined that its leadership structure was appropriate and effective for the Company given its stage of operations. In connection with the Exchange Agreement, we established a board of directors with three members. We will re-evaluate our leadership structure once we have added additional members to our board of directors.

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate's character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors.

Director Independence

We currently do not have any independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market.

Involvement in Certain Legal Proceedings

Over the past ten years, none of our directors or executive officers has been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, convicted, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth in U.S. dollars information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Nanfang Tong, Chief Executive Officer	2010(1)	0	0	0
	2011(1)	14,387	0	14,387
Mu Zhang, former Chief Executive Officer	2010(2)	0	0	0
and Director	2011(2)	0	0	0
Jieming Huang, former Chief Executive Officer	2010(2)	5,143	0	5,143
and Director	2011(2)	5,884	0	5,884
Fengling Wang, former Director	2011(2)	5,884	0	5,884
Jieping Huang, former Director	2011(2)	5,884	0	5,884

(1)	Represents compensation paid by Shenzhen Wonhe for the years ended December 31, 2010 and 2011.
(2)	Represents compensation paid by Baby Fox International, Inc. for the years ended June 30, 2010 and 2011.

On June 27, 2012, we acquired World Win in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction Nanfang Tong became our Chief Executive Officer.  Immediately prior to the effective date of the reverse acquisition, Nanfang Tong served as our President.  Mu Zhang served as our Chief Executive Officer from June 30, 2011 until March 20, 2012.  Jieming Huang served as our Chief Executive Officer until June 30, 2011.  The compensation shown in this table includes the amounts Nanfang Tong received from Shenzhen Wonhe prior to the consummation of the reverse acquisition.

Employment Agreements

Wonhe High-Tech International, Inc. does not have any employment agreements with any of its directors or executive officers.  Shenzhen Wonhe, our operating affiliate, has employment agreements with our officers Nanfang Tong and Chahua Yuan.

Prior to our reverse acquisition of World Win, Shenzhen Wonhe, our operating affiliate was a private limited company organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders.  In addition, each employee is required to enter into an employment agreements.  Accordingly, all our employees, including management, have executed our employment agreement.  Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus.

Nanfang Tong’s employment agreement provides for a monthly salary of RMB 2,000 (approximately $318) and terminates on August 31, 2012.  Mr. Tong is eligible for a bonus which is determined by, and at the discretion of, the board of directors of the Company, based on a review of Mr. Tong’s performance.

Chahua Yuan’s employment agreement provides for a monthly salary of RMB 2,000 (approximately $318) and terminates on December 1, 2012.  Ms. Yuan is eligible for a bonus which is determined by, and at the discretion of, the board of directors of the Company, based on a review of Ms. Yuan’s performance.

Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, we currently do not provide other benefits to the officers at this time. Other than government severance payments, our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control

PRC employment law requires an employee be paid severance pay based on the number of years worked with the employer at the rate of one month’s wage for each full year worked.  Any period of more than six months but less　than one year shall be counted as one year.　The severance pay payable to an employee for any period of less than　six months shall be one-half of his monthly wages. The monthly salary mentioned above is defined as the average salary of 12 months before revocation or termination of the employment contract.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Grants of Plan-Based Awards

During the year ended December 31, 2011, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

During the year ended December 31, 2011, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December, 2011.

Compensation of Directors

Prior to our disposition of the operating subsidiary of Baby Fox International, Inc. on June 30, 2011, our directors received salary compensation as disclosed in the Summary Compensation Table above, but no longer receive any such salary compensation. Our directors will not receive a fee for attending each board of directors meeting. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director meetings.

TRANSACTIONS WITH RELATED
PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2010 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation"). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

Until we disposed of our operating subsidiary on June 30, 2011, we leased office and warehouse space from our former board director, Fengling Wang and Changzhou CTS Fashion Co., Ltd. Changzhou CTS Fashion Co., Ltd. is owned by our former chief executive officer, Jieming Huang.

Until we disposed of our operating subsidiary on June 30, 2011, our executive office was located at Minhang District, 89 Xinbang Road, Suite 305-B5, Shanghai, P.R. China, and consisted of approximately 3,340 square feet (310 square meters). The owner of this office was one of our former board directors, Fengling Wang. The lease term was from January 1, 2008 to December 31, 2012 for five years. The lease was provided to us at annual rate of RMB 60,000, approximately $8,809, which was at a market rate of monthly rent of RMB 15 per square meter in an area close to Shanghai.

Until we disposed of our operating subsidiary on June 30, 2011, we also had a 41,979 square feet (3,900 square meters) warehouse located in Jiafang Yuan, Building 7, 3rd floor, No.88 North Hubin Road, Wujing District, Changzhou, Jiangsu province, China. The lease was between Shanghai Baby Fox Fashion Co., Ltd. and a related party, Changzhou CTS Fashion Co., Ltd. The leasing term was from January 1, 2007 to December 31, 2011. The rent was RMB 150,000 per year, approximately $22,629, payable every six months, which approximates a market rate at RMB 3.20 per square meter per month for warehouse in Changzhou. Changzhou CTS Fashion Co., Ltd. is owned by our former chief executive officer, Jieming Huang. The rent is at a market rate.

Until we disposed of our operating subsidiary on June 30, 2011, we had a 16,146 square feet (1,500 square meters) office space at Jiafang Yuan, Building 5, 1st floor, No.88 North Hubin Road, Wujing District, Changzhou, Jiangsu province, China. The lease was between Shanghai Baby Fox Fashion Co., Ltd. and a related party, Changzhou CTS Fashion Co., Ltd. The leasing term was from January 1, 2007 to December 31, 2011. The rent was approximately $12,069 (RMB 80,000) per year payable every six months, which approximates the market rate at RMB 4.50 per square meters per month in this area of Changzhou.

Until we disposed of our operating subsidiary on June 30, 2011, we purchased a significant portion of our merchandise from Changzhou CTS which is owned by our former CEO. Products we bought from Changzhou include overcoats, wind coats, jackets, shirts, trousers, skirts and knitwear, etc. Products and designs ordered by Baby Fox were manufactured exclusively for us and not allowed to be sold to third parties. The quantity of purchases was based upon orders from Baby Fox stores and price was based on cost of production confirmed by our supervisors plus 10-15% markup covering general and administrative expenses. Other material terms such as delivery time were determined by our purchasing managers based on market condition and store demand. Changzhou CTS could not modify purchase terms without our prior approval. Total purchases from Changzhou CTS for the years ended June 30, 2011 and 2010 approximated $20,226,216 and $13,170,782, respectively. Our total accounts payable to Changzhou CTS as of June 30, 2011 and 2010 aggregated $0 and $9,510,853, respectively. These amounts were non-interest bearing and due on demand.

Total payments we made to Changzhou CTS for the years ended June 30, 2011 and 2010 were $2,925,542 and $13,724,785, respectively.

On February 18, 2008, we entered into a loan agreement with our former CEO, Jieming Huang, pursuant to which, we borrowed $810,160. The loan agreement was subject to a five-year term with five percent annual interest (5%). Interest expense accrued for the loan was $40,508 and $40,508 in each of fiscal 2011 and 2010, respectively. We did not make any payments of such accrued interest before such loan was novated, and we were released with respect to any obligation with respect to such loan, on June 30, 2011. As of June 30, 2011, the loan and related interest became the obligation of Newco as a result of the Novation Agreement discussed above.

On June 30, 2011, the Company entered into and closed a Reorganization Agreement with our former operating subsidiary Shanghai Baby Fox, Baby Fox Limited, Hitoshi Yoshida and BBFX Holding Corp. (“Newco”). Pursuant to the terms of the Reorganization Agreement, the Company transferred all of its ownership interest in Shanghai Baby Fox, its operating subsidiary, to Newco in exchange for all of the capital stock of Newco, and then transferred all of its ownership interest in Newco to Baby Fox Limited, its former majority shareholder which is wholly owned by Hitoshi Yoshida, and Hitoshi Yoshida, in consideration for Baby Fox Limited and Hitoshi Yoshida agreeing to cancelation of an aggregate of 38,057,487 shares of the Company’s Common Stock previously held by them, which shares constituted approximately 94% of the Company’s outstanding shares of Common Stock. As a result of the disposition of Newco and Shanghai Baby Fox, the Company had no subsidiaries and disposed of nearly all of its operating assets other than a bank account with a small balance for current operating expenses.

The Reorganization was structured with the intent that the operating company should be transferred from the Company to Baby Fox Limited and Mr. Yoshida in exchange for their cancellation of their shares in the Company while the remaining shareholders in the Company should receive the residual value in the Company as a shell company available to enter into some future transaction with another operating company.

On June 27, 2012, we completed a reverse acquisition transaction through a share exchange with World Win and its shareholders, or the “Shareholders”, whereby we acquired 100% of the issued and outstanding capital stock of World Win in exchange for our majority shareholder Super-stable transferring to the Shareholders all of its 19,128,130 shares of our common stock, which constituted 80.0% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, World Win became our wholly-owned subsidiary and the former shareholders of World Win became our controlling stockholders.

On March 20, 2012, Shenzhen Wonhe, our indirect, consolidated affiliate, lent $249,853 to Super-stable Group Holdings Limited, for the purchase of 19,128,130 shares of our common stock. This loan was non-interest bearing and was due on demand.  The full amount of this loan has been repaid.  Wei Wang is a director and the sole owner of Super-stable.  Ms. Wang served as our sole director until the completion of the Share Exchange.

Nanfang Tong is the president and treasurer of Super-stable.  Mr. Tong served as our President, Secretary and Treasurer until completion of the Share Exchange, at which point he became our Chief Executive Officer and a Director.  Mr. Tong is also a 10% owner of Shenzhen Wonhe.  He was also a 3.0% owner of World Win prior to the Share Exchange.

Qing Tong and Jingwu Li, our Chairman and a Director, respectively, each owned 3.00% of the outstanding equity of World Win prior to the Share Exchange.  In addition, Qing Tong and Jingwu Li each own 25% of the outstanding equity of Shenzhen Wonhe.

On May 30, 2012, prior to the Share Exchange, Shengshihe Consulting and Shenzhen Wonhe and its shareholders Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Shenzhen Wonhe became Shengshihe Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Shengshihe Consulting and Shenzhen Wonhe pursuant to which Shengshihe Consulting is to provide technical support and consulting services to Shenzhen Wonhe in exchange for (i) 95% the total annual net profit of Shenzhen Wonhe and (ii) RMB50,000 per month ($7,942).

(2)
a Call Option Agreement among Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong, and Shengshihe Consulting under which the shareholders of Shenzhen Wonhe have granted to Shengshihe Consulting the irrevocable right and option to acquire all of the equity interests in Shenzhen Wonhe to the extent permitted by PRC law. If PRC law limits the percentage of Shenzhen Wonhe that Shengshihe Consulting may purchase at any time, then Shengshihe Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00($0.16) or any higher price required by PRC law. The Shenzhen Wonhe shareholders agreed to refrain from taking certain actions which might harm the value of Shenzhen Wonhe or Shengshihe Consulting’s option;

(3)
a Proxy Agreement by Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong pursuant to which they each authorize Shengshihe Consulting to designate someone to exercise all of his shareholder decision rights with respect to Shenzhen Wonhe; and

(4)
A Share Pledge Agreement between Youliang Wang, Qing Tong, Jingwu Li and Nanfang Tong, Shenzhen Wonhe, and Shengshihe Consulting under which the shareholders of Shenzhen Wonhe have pledged all of their equity in Shenzhen Wonhe to Shengshihe Consulting to guarantee Shenzhen Wonhe’s and Shenzhen Wonhe’s shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

The foregoing description of the terms of the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement, the Proxy Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.5, 10.6, 10.7 and 10.8 to this report, respectively, which are incorporated by reference herein.

On December 16, 2010, Shenzhen Wonhe entered into a twelve month loan agreement with Yongcheng Liu in the amount of $7,560,000, maturing December 31, 2011 and bearing interest at 12% per annum.  Prepaid interest in the amount of $393,120 was paid to Shenzhen Wonhe upon signing of the agreement. The loan was guaranteed by Guowang Xinke Venture Capital Investment (Jiangsu) Co., Ltd. (“Guowang Capital”), an entity related to Shenzhen Wonhe through its ownership by Youliang Wang and Jingwu Li who are shareholders of both Shenzhen Wonhe and Guowang Capital.  The agreement provided for the rate of interest to be increased to 15% should the entire loan not be repaid by December 31, 2011, and further increased to 18% should the entire loan not be repaid by the December 31, 2012.

At December 31, 2011, the principal amount outstanding under the loan was $4,723,934, and the related outstanding interest was $307,697.  As of March 31, 2012, Guowang Capital had paid off all the loan principal and interest due to Shenzhen Wonhe. Please refer to Note 6 on the audit report for the year ended December 31, 2011 and for the period from Novemebr 16, 2010 (inception) to Decemebr 31, 2010 and the review report for the three months ended March 31, 2010 and 2011.

On April 25, 2011, Shenzhen Wonhe entered into a twelve month non-interest bearing loan agreement with Guowang Capital in the amount of $314,200, due April 27, 2012.  At December 31, 2011, the balance outstanding was $314,200.  As of March 31, 2012, the outstanding loan amount was fully repaid to Shenzhen Wonhe.

On April 30, 2011, Shenzhen Wonhe entered into a twelve month non-interest bearing loan agreement with Zhongshan Puruisi Power Equipment Technology Co., Ltd. (“Puruisi Power”), an entity related to Shenzhen Wonhe through Qing Tong who is a shareholder of both Shenzhen Wonhe and Zhongshan Purunsi, in the amount of $141,390, due May 2, 2012. At December 31, 2011, the balance outstanding was $141,390.  On March 14, 2012, the Company lent an additional $79,050 to Puruisi Power and the two loans were fully repaid on March 19, 2012.

On December 29, 2011, the Company sold 80 HMC units to Xuzhou Guowang Internet Technology Co., Ltd. (“Guowang Internet”), an entity related to the Company through Youliang Wang  and Jingwu Li who are shareholders of both Shenzhen Wonhe and Guowang Internet, for $470 per box.  This was the sole sales transaction for the year ended December 31, 2011.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Promoters and Control Persons

We did not have any promoters at any time during the past five fiscal years.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our securities are currently eligible for trading on the OTCQB under the symbol "WHHT." There is presently no public market for our common stock. We can provide no assurance that a public market will materialize or be maintained.

Holders

As of June 27, 2012, there were approximately 36 stockholders of record of our common stock.

Dividends

Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Please refer to the section "Risk Factors — Risks Related to Doing Business In China — Restrictions under PRC law on our PRC subsidiary's ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses ".

Furthermore, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. "Risk Factors — Risks Related to Doing Business In China — Failure to comply with PRC regulations relating to the Foreign Exchange Registration for Oversea Investment and Return Investment by PRC resident ".

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALE OF UNREGISTERED SECURITIES

None.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 90,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock.

Common Stock

We are authorized to issue up to 90,000,000 shares of common stock, par value $0.001 per share. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, is not convertible into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, the holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

Preferred Stock

We may issue up to 10,000,000 shares of preferred stock, par value $0.001 per share in one or more classes or series within a class. No shares of preferred stock are currently outstanding. Preferred stock may be authorized and issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate.  In the event that we determine issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Nevada.  The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Nevada law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Columbia Stock Transfer Corporation. Its address is 601 E. Seltice Way, Suite 202, Post Falls, ID 83854. Its telephone number is (208) 664-3544.  The transfer agent's website is located at www.columbiastock.com.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

●	By the stockholders;

●	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

●
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On April 29, 2011, the Company dismissed Friedman LLP as the Company’s independent registered public accounting firm.

The report of Friedman LLP on the Company’s financial statements as of and for the year ended June 30, 2010 contained no adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principle other than the following: the report of Friedman LLP dated September 27, 2010 on our financial statements in the Form 10-K for the fiscal year ended June 30, 2010 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.

During the fiscal years ending June 30, 2010 and 2009 and through the date of this Current Report, there have been no (i) disagreements with Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Friedman LLP’s satisfaction, would have caused Friedman LLP to make reference to the subject matter of the disagreement(s) in connection with its reports; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Friedman LLP with a copy of the above disclosures and requested that Friedman LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statement. A copy of Friedman LLP’s letter, dated April 29, 2011 was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2011.

On April 29, 2011, the Board of Directors of the Company approved the engagement of GBH CPAs, PC as the Company’s new independent registered public accounting firm.

During the fiscal years ending June 30, 2010 and 2009, and through the date of engaging GBH CPAs, PC, the Company did not consult GBH CPAs, PC regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired filed herewith are the following:

1.	Audited financial statements of Shenzhen Wonhe Technology Co., Ltd. for the fiscal year ended December 31, 2011 and for the period from November 16, 2010 (Inception) through December 31, 2010.

2.	Unaudited condensed financial statements of Shenzhen Wonhe Technology Co., Ltd. for the three months ended March 31, 2012 and 2011.

(b)           Pro Forma Financial Information

Filed herewith is the unaudited pro forma condensed consolidated financial information of the Company and its subsidiaries for the year ended December 31, 2011, and as of and for the three months ended March 31, 2012.

(d)           Exhibits

Exhibit No.	Description
2.1*
Share Exchange Agreement, dated as of June 27, 2012, among Wonhe High-Tech International, Inc., World Win International Holding Ltd. (BVI), the shareholders of World Win International Holding Ltd. (BVI), and Super-stable Group Holdings Limited.

3.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the registrant’s Form S-1 filed with the SEC on May 12, 2008).
3.2	Certificate of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the SEC on May 8, 2012).
3.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the registrant’s Form 8-K filed with the SEC on July 7, 2011).
10.1
Reorganization Agreement dated June 30, 2011, by and among Baby Fox International, Inc., Shanghai Baby Fox Fashion Co., Ltd., Baby Fox Limited, Hitoshi Yoshida and BBFX Holding Corp. (incorporated by reference to Exhibit 2.1 to the registrant’s Form 8-K filed with the SEC on July 7, 2011).

10.2
Novation Agreement dated June 30, 2011, by and among Jieming Huang, Baby Fox International, Inc. and BBFX Holding Corp. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed with the SEC on July 7, 2011).

10.3
Termination Agreement dated June 30, 2011, between Baby Fox International, Inc. and Beijing Allstar Business Consulting, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Form 8-K filed with the SEC on July 7, 2011).

10.4
Stock Purchase Agreement dated March 20, 2012, by and among Mu Zhang, Catalpa Holdings, Inc., First Prestige, Inc., JD infinity Holdings, Inc., Favor Jumbo Enterprises Limited, Super-stable Group Holdings Limited and Baby Fox International, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed with the SEC on March 23, 2012).

10.5*	Exclusive Technical Service and Business Consulting Agreement dated May 30, 2012 by and between Shenzhen Wonhe Technology Co., Ltd. and Shengshihe Management Consulting (Shenzhen) Co., Ltd.
10.6*	Call Option Agreement dated May 30, 2012 by and among Shengshihe Management Consulting (Shenzhen) Co., Ltd., Wang Youliang, Tong Qing, Li Jingwu and Tong Nanfang.
10.7*	Proxy Agreement dated May 30, 2012 by and among Shengshihe Management Consulting (Shenzhen) Co., Ltd., Shenzhen Wonhe Co., Ltd., Wang Youliang, Tong Qing, Li Jingwu and Tong Nanfang.
10.8*	Share Pledge Agreement dated May 30, 2012 by and among Shengshihe Management Consulting (Shenzhen) Co., Ltd., Wang Youliang, Tong Qing, Li Jingwu, Tong Nanfang and Shenzhen Wonhe Technology Co., Ltd.
10.9*	House Lease Contract between Shenzhen Yuanxing Bio-medical Technology Co., Ltd. and Shenzhen Wonhe Technology Co., Ltd.
10.10*	Product Outsourcing Cooperation Agreement dated February 28, 2012 between Shenzhen Wonhe Technology Co., Ltd. and Shenzhen Tehuilong Electronic R&C Center.
10.11*	Purchase and Sale Contract dated March 22, 2012 between Beurer Electronics (Shenzhen) Co., Ltd. and Shenzhen Wonhe Technology Co., Ltd.
10.12*	Employment Agreement dated July 28, 2011 between Shenzhen Wonhe Technology Co., Ltd. and Nanfang Tong.
10.13*	Employment Agreement dated October 9, 2011 between Shenzhen Wonhe Technology Co., Ltd. and Chahua Yuan.
14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Form S-1 filed on May 12, 2008).
21*	Subsidiaries of the Company.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WONHE HI-TECH INTERNATIONAL, INC.

Date: June 27, 2012	/s/ Nanfang Tong
Nanfang Tong,
Chief Executive Officer

SHENZHEN WONHE  TECHNOLOGY CO., LTD.

Financial Statements for the
Year Ended December 31, 2011 and for the Period from
November 16, 2010 (Inception) through December 31, 2010 and
Report of Independent Registered Public Accounting Firm

SHENZHEN WONHE TECHNOLOGY CO., LTD.

FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND FOR THE PERIOD
FROM NOVEMBER 16, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Shenzhen Wonhe Technology  Co., Ltd.

We have audited the accompanying balance sheets of Shenzhen Wonhe Technology  Co., Ltd. as of December 31, 2011 and 2010, and the related statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2011 and for the period from November 16, 2010 (inception) to December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Wonhe Technology  Co., Ltd. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011 and for the period from November 16, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Wei, Wei & Co., LLP
New York, New York
April 17, 2012

F-1

SHENZHEN WONHE TECHNOLOGY CO., LTD.

BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

ASSETS	2011	2010
	(U.S.$)	(U.S.$)

Current assets:
Cash (Notes 2 and 8)	$76,084	$7,583,786
Interest receivable (Note 6)	307,697	-
Inventory (Note 2)	180,398	-
Loan to related parties (Note 6)	5,179,524	-
Advances and prepaid expenses	806,125	67,436

Total current assets	6,549,828	7,651,222

Fixed assets (Notes 2 and 4)	462,620	14,935
Less: accumulated depreciation	(44,089)	-

Fixed assets, net	418,531	14,935

Other assets:
Other assets – principally security deposits	45,350	24,519
Deferred income taxes (Notes 2 and 7)	292,625	79,324

Total other assets	337,975	103,843

TOTAL ASSETS	$7,306,334	$7,770,000

See accompanying notes to the financial statements.

F-2

SHENZHEN WONHE TECHNOLOGY CO., LTD.

BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

LIABILITIES AND STOCKHOLDERS’ EQUITY	2011	2010
	(U.S.$)	(U.S.$)

Current liabilities:
Accounts payable	$8,365	$-
Interest received in advance (Note 6)	-	393,120
Advance from customer (Note 2)	154,581	-
Accrued expenses and other payables	166,264	54,854

Total current liabilities	329,210	447,974

Stockholders’ equity:
Registered capital	7,495,000	7,495,000
Accumulated deficit	(852,329)	(232,150)
Other comprehensive income (Note 2)	334,453	59,176

Total stockholders’ equity	6,977,124	7,322,026

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,306,334	$7,770,000

See accompanying notes to the financial statements.

F-3

SHENZHEN WONHE TECHNOLOGY CO., LTD.

STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

	Year Ended December 31, 2011	November 16, 2010 (Inception) to December 31, 2010
	(U.S.$)	(U.S.$)

Sales (Note 2)	$36,480	$-
Cost of sales	(14,388)	-

Gross profit	22,092	-

Operating expenses:
Research and Development	409,359	134,996
Selling and marketing	220,514	-
General and administrative	923,669	174,537

Total operating expenses	1,553,542	309,533

Operating (loss)	(1,531,450)	(309,533)

Other income:
Interest income	704,545	-

(Loss) before income taxes	(826,905)	(309,533)
(Benefit) from income taxes (Notes 2 and 7)	(206,726)	(77,383)

Net (loss)	(620,179)	(232,150)
Other comprehensive income:
Foreign currency translation adjustment (Note 2)	275,277	59,176

Total comprehensive (loss)	$(344,902)	$(172,974)

See accompanying notes to the financial statements.

F-4

SHENZHEN WONHE TECHNOLOGY CO., LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2011 AND FOR THE PERIOD
FROM NOVEMBER 16, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010 (IN U.S.$)

	Registered Capital	Accumulated Deficit	Statutory Reserve Fund (Note 2)	Other Comprehensive Income (Note 2)	Total

Balance, November 16, 2010 (Inception)	$-	$-	$-	$-	$-

Initial capital contribution	7,495,000	-	-	-	7,495,000
Net (loss)	-	(232,150)	-	-	(232,150)
Foreign currency translation adjustment	-	-	-	59,176	59,176

Balance, December 31, 2010	7,495,000	(232,150)	-	59,176	7,322,026

Net (loss)	-	(620,179)	-	-	(620,179)
Foreign currency translation adjustment	-	-	-	275,277	275,277

Balance, December 31, 2011	$7,495,000	$(852,329)	$-	$334,453	$6,977,124

See accompanying notes to the financial statements.

F-5

SHENZHEN WONHE TECHNOLOGY CO., LTD.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2011	November 16, 2010 (Inception) to December 31, 2010
	(U.S.$)	(U.S.$)

Cash flows from operating activities:
Net (loss)	$(620,179)	$(232,150)
Adjustment to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation	43,360	-
Deferred income taxes	(206,726)	(77,383)
Change in operating assets and liabilities:
(Increase) in other receivable	(20,831)	(24,519)
(Increase) in interest receivable	(307,697)	-
(Increase) in inventory	(180,398)	-
(Increase) in advances and prepaid expenses	(738,689)	(67,436)
Increase in accounts payable	8,365	-
Increase in accrued expenses and other payables	111,410	54,854
(Decrease) increase in interest received in advance	(393,120)	393,120
Increase in advance from customer	154,581	-

Net cash (used in) provided by operating activities	(2,149,924)	46,486

Cash flows from investing activities:
Purchase of fixed assets	(439,702)	(14,570)
Loans to related parties	(8,173,050)	-
Repayment of related party loans	3,079,247	-

Net cash (used in) investing activities	(5,533,505)	(14,570)

Cash flows from financing activities:
Contribution of capital	-	7,495,000

Net cash provided by financing activities	-	7,495,000

Effect of exchange rate changes on cash	175,727	56,870

See accompanying notes to the financial statements.

F-6

SHENZHEN WONHE TECHNOLOGY CO., LTD.

STATEMENTS OF CASH FLOWS (continued)

	Year Ended December 31, 2011	November 16, 2010 (Inception) to December 31, 2010
	(U.S.$)	(U.S.$)

Net change in cash	(7,507,702)	7,583,786
Cash, beginning	7,583,786	-

Cash, end	$76,084	$7,583,786

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$-	$-

Cash paid for interest	$-	$-

See accompanying notes to the financial statements.

F-7

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

1.           ORGANIZATION

Shenzhen Wonhe Technology Co., Ltd (the “Company”) is a Chinese entity established on November 16, 2010 with registered capital of $7,495,000.  It specializes in the research and development, outsourced-manufacturing and trade of x86 (instruction set architecture based on Intel 8086 CPU) and ARM (32-bit reduced instruction set architecture) based hi-tech products.  Current products, some still under development, include a Smart Media Box (SMB), Home Media Center (HMC), Home Smart Server (HSS), Mini PC (MPC), All in One PC (AIO-PC), Business PAD (B-PAD), and Portable PAD (P-PAD). The Company is located in Shenzhen, Guangdong Province, China.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Foreign Currency Translations

All Company assets are located in People’s Republic of China (“PRC”).  The functional currency for the majority of the Company’s operations is the RMB.  The Company uses the United States dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes.  The consolidated financial statements of the Company have been translated into US dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters.”

F-8

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translations (continued)

All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.  Equity accounts have been translated at their historical exchange rates when the capital transactions occurred.  Statements of operations amounts have been translated using the average exchange rate for the periods presented.  Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income.

The exchange rates used to translate amounts in RMB into US dollars for the purposes of preparing the financial statements are as follows:

	December 31, 2011	December 31, 2010

Balance sheet items, except for stockholders’ equity, as of year or period end	0.1571	0.1512

Amounts included in the statements of operations, statements of changes in stockholders’ equity and statements of cash flows for the year or period	0.1545	0.1475

For the year ended December 31, 2011 and for the period from November 16, 2010 (inception) to December 31, 2010, foreign currency translation adjustments of $275,277 and $59,176, respectively, have been reported as other comprehensive income in the statements of changes in stockholders’ equity.

Although government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain.  Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.

The value of RMB against the US dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions.  Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US dollar reporting.

F-9

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition

The Company contemplates that revenues will primarily be derived from (a) sale of security monitoring systems, and (b) commissions from hardware companies for sale of hardware to be used in the security monitoring systems.  The Company’s revenue recognition policies comply with U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104.  In general, the Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the products or services have been delivered and collectability of the resulting receivable is reasonably assured.

For the year ended December 31, 2011, sales relate solely to the sale of 80 HMC units to a related party. (See Note 6)

Vulnerability Due to Operations in PRC

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC.  Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions.  There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Advertising Costs

Advertising costs are charged to operations when incurred.  Advertising costs totaled $60,877 for the year ended December 31, 2011.  No advertising costs were incurred for the period from November 16, 2010 (inception) to December 31, 2010.

Research and Development Costs

Research and development costs are charged to operations when incurred. Research and development costs totaled $409,359 and $134,996 for the year ended December 31, 2011 and for the period from November 16, 2010 (inception) to December 31, 2010, respectively.

F-10

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Financial instruments include cash, other receivable, interest receivable, loans to related parties, accounts payable and accrued expenses and other payables.  As of December 31, 2011 and 2010, the carrying values of these financial instruments approximated their fair values due to the short term nature of these financial instruments.

Inventory

Inventory, comprised principally of computer components, is valued at the lower of cost or market value.  The value of inventories is determined using the first-in, first-out method.

The Company estimates an inventory allowance for estimated unmarketable inventories.  Inventory amounts are reported net of such allowances, if any.  There was no allowance for unmarketable inventories as of December 31, 2011.

Fixed Assets and Depreciation

Fixed assets are recorded at cost, less accumulated depreciation.  Cost includes the prices paid to acquire the assets, and any expenditure that substantially increases the asset’s value or extends the useful life of an existing asset.  Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the improvements. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the periods benefited.  Maintenance and repairs are generally expensed as incurred.  The estimated useful lives for fixed assets categories are as follows:

Office equipment	5 years
Motor vehicles	5 years
Leasehold improvements	Shorter of the length of lease or life of the improvements

F-11

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advances and Prepaid Expenses

Advances and prepaid expenses primarily consist of payments made to suppliers for future deliveries and prepaid rents for the Company’s offices.

Advance from Customer

Advance from customer consists of a payment received from an unrelated third party on a sales contract entered into in November 2011.  The contract was completed upon delivery of products to the customer in January 2012.

Impairment of Long-lived Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets.  In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company may recognize impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to these assets.  No impairment of long-lived assets was recognized for the periods presented.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred income assets at December 31, 2011 and 2010 consist entirely of net operating losses that are available to offset future taxable income.

F-12

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.  As of December 31, 2011 and 2010, the Company does not have a liability for any unrecognized tax benefits.

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital. For the year ended December 31, 2011 and for the period from November 16, 2010 (inception) to December 31, 2010, the Company was not required to fund the statutory reserve fund as losses were incurred.

3.           RECENTLY ISSUED ACCOUNTING STANDARDS

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, “Testing Goodwill for Impairment” (“ASU No. 2011-08”), which allows entities to use a qualitative approach to test goodwill for impairment. ASU No. 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required.

F-13

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

3.           RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of the provisions of this ASU to have a material impact on the Company's financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, “Presentation of Comprehensive Income” (“ASU No. 2011-05”), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income (“OCI”) by eliminating the option to present components of OCI as part of the statement of changes in stockholders’ equity. The amendments in this standard require that all nonowner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements.

Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income” (“ASU No. 2011-12”), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 will not have a material impact on the Company's financial statements.

F-14

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

3.           RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU No. 2011-04”), which amends current guidance to result in common fair value measurements and disclosures between accounting principles generally accepted in the United States of America and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The Company does not believe that the adoption of the provisions of ASU No. 2011-04 will have a material impact on the Company's financial statements.

In December 2010, FASB issued ASU No. 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”).  ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.  The adoption of this standard did not have a material impact on the Company’s financial statements.

In December 2010, FASB issued ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).  ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This eliminates an entity’s ability to assert that a reporting unit is not required to perform Step 2 because the carrying amount of the reporting unit is zero or negative despite the existence of qualitative factors that indicate the goodwill is more likely than not impaired. ASU 2010-28 is effective for fiscal and interim periods beginning after December 15, 2010. The adoption of this standard did not have a material impact on the Company’s financial statements.

F-15

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

4.           FIXED ASSETS

Fixed assets at December 31, 2011 and 2010 are summarized as follows:

	2011	2010

Office equipment	$144,779	$14,935
Motor vehicles	212,128	-
Leasehold improvements	105,713	-

	462,620	14,935
Less: Accumulated depreciation	(44,089)	-

Fixed assets, net	$418,531	$14,935

Depreciation expense charged to operations for the year ended December 31, 2011 was $43,360.  No depreciation expense was charged for the period from November 16, 2010 to December 31, 2011 as the office equipment acquired in 2010 was not placed in service until 2011.

5.           LEASE OBLIGATIONS

The Company leased its offices in Shenzhen and Beijing from two unrelated third parties at a monthly rental of approximately $14,404 and $695, respectively, under two operating leases, expiring on February 28, 2019 and September 17, 2012, respectively. The Company also leases three apartments for its employees at a monthly rental of $1,329, collectively, under operating leases, expiring in 2012. The minimum future rentals under these leases as of December 31, 2011, are as follows:

F-16

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

5.           LEASE OBLIGATIONS (continued)

Year Ending
December 31,	Amount

2012	$180,432
2013	172,848
2014	172,848
2015	172,848
2016	172,848
Thereafter	374,504

$1,246,328

6.   RELATED PARTY TRANSACTIONS

On December 16, 2010, the Company entered into a twelve month loan agreement with an individual in the amount of $7,560,000, maturing December 31, 2011 and bearing interest at 12% per annum.  Prepaid interest in the amount of $393,120 was received upon signing of the agreement. The loan was guaranteed by Guowang Xinke Venture Capital Investment (Jiangsu) Co., Ltd. (“Guowang Capital”), an entity related to the Company through certain shareholders.  The agreement provides for the rate of interest to be increased to 15% should the entire loan not be repaid by the December 31, 2011, and further increased to 18% should the entire loan not be repaid by the December 31, 2012.

At December 31, 2011, the amount outstanding of $4,723,934 and related outstanding interest of $307,697, are included in loan to related parties and interest receivable, respectively, in the accompanying balance sheets.  Interest charged by the Company to Guowang Capital for the year ended December 31, 2011, included in other income was $704,545.  Subsequent to year end, the outstanding balance was repaid.  (See Note 10)

On April 25, 2011, the Company entered into a twelve month non-interest bearing loan agreement with Guowang Capital in the amount of $314,200, due April 27, 2012.  At December 31, 2011, the balance outstanding is included in loan to related parties.  Subsequent to year end, the outstanding balance was repaid.  (See Note 10)

F-17

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

6.   RELATED PARTY TRANSACTIONS (continued)

On April 30, 2011, the Company entered into a twelve month non-interest bearing loan agreement with Zhongshan Puruisi Power Equipment Technology Co., Ltd. (“Puruisi Power”), an entity related to the Company through one of its shareholders, in the amount of $141,390, due May 2, 2012. At December 31, 2011, the balance outstanding is included in loan to related parties.  Subsequent to year end, the outstanding balance was repaid.  (See Note 10)

On December 29, 2011, the Company sold 80 HMC units to Xuzhou Guowang Internet Technology Co., Ltd. (“Guowang Internet”), an entity related to the Company through one of its shareholders, for $470 per box.  This was the sole sales transaction for the year ended December 31, 2011.

7.           FAIR VALUE MEASUREMENTS

FASB ASC 820, “Fair Value Measurements and Disclosures,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs).  In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs	Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs	Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.  The Company did not identify any assets and liabilities that are required to be presented on the balance sheets at fair value.

F-18

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

8.           INCOME TAXES

The (benefit) from income taxes consisted of the following for the year ended December 31, 2011 and for the period from November 16, 2010 to December 31, 2010:

	2011	2010

Current	$-	$-
Deferred	(206,726)	(77,383)

	$(206,726)	$(77,383)

The Company has available at December 31, 2011, unused operating loss carry-forwards of approximately $1,136,000, which may provide future tax benefits, expiring in various years through 2016.

The Company’s tax filings for tax year 2010 were examined by the tax authorities in April 2011.  The examination has been completed and resulted in no adjustments.

9.           CONCENTRATION OF CREDIT RISK

Substantially all of the Company’s bank accounts are in banks located in The People’s Republic of China and are not covered by protection similar to that provided by the FDIC on funds held in United States banks.

10.         SUBSEQUENT EVENTS

Subsequent to December 31, 2011, through April 17, 2012, which is the date the financial statements were available to be issued, the Company received repayments of $5,038,134 and $141,390 from Guowang Capital and Puruisi Power, respectively, representing total outstanding balances due from related parties.

F-19

SHENZHEN WONHE TECHNOLOGY CO., LTD.

Financial Statements for the

Three Months Ended March 31, 2012 and 2011

SHENZHEN WONHE TECHNOLOGY CO., LTD.

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

SHENZHEN WONHE TECHNOLOGY CO., LTD.

BALANCE SHEETS
MARCH 31, 2012 AND DECEMBER 31, 2011 (U.S.$)

ASSETS	March 31, 2012	December 31, 2011
	(Unaudited)

Current assets:
Cash	$303,885	$76,084
Accounts receivable	2,176,756	-
Interest receivable	309,655	307,697
Inventory (Note 2)	205,514	180,398
Loans to related parties (Note 6)	249,853	5,179,524
Advances and prepaid expenses	4,795,233	806,125

Total current assets	8,040,896	6,549,828

Fixed assets (Notes 2 and 4)	467,746	462,620
Less: accumulated depreciation	(63,510)	(44,089)

Fixed assets, net	404,236	418,531

Other assets:
Other assets – principally security deposits	44,933	45,350
Deferred income taxes (Notes 2 and 8)	-	292,625

Total other assets	44,933	337,975

TOTAL ASSETS	$8,490,065	$7,306,334

See accompanying notes to the financial statements.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

BALANCE SHEETS
MARCH 31, 2012 AND DECEMBER 31, 2011 (U.S.$)

LIABILITIES AND STOCKHOLDERS’ EQUITY	March 31, 2012	December 31, 2011
	(Unaudited)

Current liabilities:
Accounts payable	$6,059	$8,365
Advances from customers (Note 2)	217,580	154,581
Accrued expenses and other payables	266,059	166,264

Total current liabilities	489,698	329,210

Stockholders’ equity:
Registered capital	7,495,000	7,495,000
Statutory reserve fund	97,945	-
Retained earnings (accumulated deficit)	29,177	(852,329)
Other comprehensive income (Note 2)	378,245	334,453

Total stockholders’ equity	8,000,367	6,977,124

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,490,065	$7,306,334

See accompanying notes to the financial statements.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

	2012	2011
	(U.S.$)	(U.S.$)

Sales (Note 2)	$3,354,356	$-
Cost of sales	(1,714,981)	-

Gross profit	1,639,375	-

Operating expenses:
Research and development	69,326	66,179
Selling and marketing	85,125	7,870
General and administrative	291,056	219,236

Total operating expenses	445,507	293,285

Operating income (loss)	1,193,868	(293,285)

Other income:
Interest income	112,067	206,241

Income (loss) before provision for (benefit from) income taxes	1,305,935	(87,044)
Provision for (benefit from) income taxes (Notes 2 and 8)	326,484	(21,761)

Net income (loss)	979,451	(65,283)
Other comprehensive income:
Foreign currency translation adjustment (Note 2)	43,792	47,513

Total comprehensive income (loss)	$1,023,243	$(17,770)

See accompanying notes to the financial statements.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2012 (UNAUDITED) (IN U.S.$)

	Registered Capital	Retained Earnings (Accumulated Deficit)	Statutory Reserve Fund (Note 2)	Other Comprehensive Income (Note 2)	Total

Balance, December 31, 2011	$7,495,000	$(852,329)	$-	$334,453	$6,977,124

Net income	-	881,506	97,945	-	979,451
Foreign currency translation adjustment	-	-	-	43,792	43,792

Balance, March 31, 2012 (unaudited)	$7,495,000	$29,177	$97,945	$378,245	$8,000,367

See accompanying notes to the financial statements.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

	2012	2011
	(U.S.$)	(U.S.$)

Cash flows from operating activities:
Net income (loss)	$979,451	$(65,283)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	19,152	5,970
Deferred income taxes	294,674	(23,640)
Change in operating assets and liabilities:
(Increase) in accounts receivable	(2,176,756)	-
(Increase) in interest receivable	(1,958)	-
(Increase) in inventory	(25,116)	(455)
(Increase) in advances and prepaid expenses	(3,989,108)	(88,381)
(Decrease) in accounts payable	(2,306)	-
Increase in accrued expenses and other payables	99,795	37,301
(Decrease) in interest received in advance	-	(204,199)
Increase in advance from customer	62,999	-

Net cash (used in) operating activities	(4,739,173)	(338,686)

Cash flows from investing activities:
Purchase of fixed assets	(2,183)	(196,429)
Loans to related parties	(365,220)	(7,585,000)
Repayment of related party loans	5,294,891	1,231,804

Net cash provided by (used in) investing activities	4,927,488	(6,549,625)

Effect of exchange rate changes on cash	39,486	(12,337)

See accompanying notes to the financial statements.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

STATEMENTS OF CASH FLOWS (continued)
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

	2012	2011
	(U.S.$)	(U.S.$)

Net change in cash	227,801	(6,900,648)
Cash, beginning	76,084	7,583,786

Cash, ending	$303,885	$683,138

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$-	$-

Cash paid for interest	$-	$-

See accompanying notes to the financial statements.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

1.           ORGANIZATION

Shenzhen Wonhe Technology Co., Ltd (the “Company”) is a Chinese entity established on November 16, 2010 with registered capital of $7,495,000.  It specializes in the research and development, outsourced-manufacturing and trade of x86 (instruction set architecture based on Intel 8086 CPU) and ARM (32-bit reduced instruction set architecture) based hi-tech products.  Current products, some still under development, include a Smart Media Box (SMB), Home Media Center (HMC), Home Smart Server (HSS), Mini PC (MPC), All in One PC (AIO-PC), Business PAD (B-PAD), and Portable PAD (P-PAD). The Company is located in Shenzhen, Guangdong Province, China.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Foreign Currency Translations

All Company assets are located in People’s Republic of China (“PRC”).  The functional currency for the majority of the Company’s operations is the RMB.  The Company uses the United States dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes.  The consolidated financial statements of the Company have been translated into US dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters.”

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translations (continued)

All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.  Equity accounts have been translated at their historical exchange rates when the capital transactions occurred.  Statements of operations amounts have been translated using the average exchange rate for the periods presented.  Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income.

The exchange rates used to translate amounts in RMB into US dollars for the purposes of preparing the financial statements are as follows:

	March 31, 2012	December 31, 2011	March 31, 2011

Balance sheet items, except for stockholders’ equity, as of year or period end	0.1581	0.1571	N/A

Amounts included in the statements of operations, statements of changes in stockholders’ equity and statements of cash flows for period	0.1582	N/A	0.1517

For three months ended March 31, 2012 and 2011, foreign currency translation adjustments of $43,792 and $47,513, respectively, have been reported as other comprehensive income.

Although government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain.  Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.

The value of RMB against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions.  Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US dollar reporting.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition

The Company’s revenues are derived from sales of the electronic products. The Company’s revenue recognition policies comply with U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104.  In general, the Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the products or services have been delivered and collectability of the resulting receivable is reasonably assured.

For the three months ended March 31, 2012, sales relate to the sale of 7,184 HMC units to independent third parties.

Vulnerability Due to Operations in PRC

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC.  Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions.  There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective in the future.

Advertising Costs

Advertising costs are charged to operations when incurred.  Advertising costs were $583 and $0 for the three months ended March 31, 2012 and 2011, respectively.

Research and Development Costs

Research and development costs are charged to operations when incurred. Research and development costs were $69,326 and $66,179 for the three months ended March 31, 2012 and 2011, respectively.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Financial instruments include cash, accounts receivable, interest receivable, loans to related parties, accounts payable and accrued expenses and other payables.  As of March 31, 2012 and December 31, 2011, the carrying values of these financial instruments approximated their fair values due to the short term nature of these financial instruments.

Inventory

Inventory, comprised principally of computer components, is valued at the lower of cost or market value.  The value of inventories is determined using the first-in, first-out method.

The Company estimates an inventory allowance for estimated unmarketable inventories.  Inventory amounts are reported net of such allowances, if any.  There were no allowances necessary for inventory as of March 31, 2012 and December 31, 2011.

Accounts Receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts.  Receivables outstanding longer than the payment terms are considered past due.  The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments.  The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of the outstanding balance.  In evaluating the collectability of an individual receivable balance, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.  The Company considers all accounts receivable at March 31, 2012 and December 31, 2011 to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts.  For the periods presented, the Company did not write off any accounts receivable as bad debts.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fixed Assets and Depreciation

Fixed assets are recorded at cost, less accumulated depreciation.  Cost includes the price paid to acquire the asset, and any expenditure that substantially increases the asset’s value or extends the useful life of an existing asset.  Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the improvements. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the periods benefited.  Maintenance and repairs are generally expensed as incurred.  The estimated useful lives for fixed assets categories are as follows:

Office equipment	5 years
Motor vehicles	5 years
Leasehold improvements	Shorter of the length of lease or life of the improvements

Advances and Prepaid Expenses

Advances and prepaid expenses primarily consist of payments made to suppliers for future deliveries and prepaid consulting fees for listing on the American stock exchange.

Advances from Customers

Advances from customers consist of payments received in advance from unrelated third parties for the purchase of the Company’s products.

Impairment of Long-lived Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets.  In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company may recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to these assets.  No impairment of long-lived assets was recognized for the periods presented.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets at December 31, 2011 consisted entirely of the tax benefit of net operating losses that are available to offset future taxable income.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.  As of March 31, 2012 and December 31, 2011, the Company does not have any unrecognized tax benefits.

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

3.           RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”).  The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented.  The Company does not expect that the adoption of ASU 2011-11 will have a significant, if any, impact on the Company’s financial statements.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU No. 2011-04”), which amends current guidance to result in common fair value measurements and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The adoption of the provisions of ASU No. 2011-04 did not have a material impact on the Company’s financial statements.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

3.           RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, “Presentation of Comprehensive Income” (“ASU No. 2011-05”), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income (“OCI”) by eliminating the option to present components of OCI as part of the statement of changes in stockholders’ equity. The amendments in this standard require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income” (“ASU No. 2011-12”), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income (loss) in the statement(s) where the components of net income (loss) and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income (loss), or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 did not have a material impact on the Company’s financial statements.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

4.           FIXED ASSETS

Fixed assets at March 31, 2012 and December 31, 2011 are summarized as follows:

	March 31, 2012	December 31, 2011

Office equipment	$147,883	$144,779
Motor vehicles	213,478	212,128
Leasehold improvements	106,385	105,713

	467,746	462,620
Less: Accumulated depreciation	(63,510)	(44,089)

Fixed assets, net	$404,236	$418,531

Depreciation expense charged to operations for the three months ended March 31, 2012 and 2011 was $19,152 and $5,970, respectively.

5.           LEASE OBLIGATIONS

The Company leases its offices in Shenzhen and Beijing from two unrelated third parties at a monthly rental of approximately $14,749 and $712, respectively, under two operating leases, expiring on February 28, 2019 and September 17, 2012, respectively. The Company also leases five apartments for its employees at a monthly rental of $2,750, collectively, under operating leases, of which three of them will expire in 2012 and two of them will expire in the first quarter in 2013. The minimum future rentals under these leases as of March 31, 2012, are as follows:

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

5.           LEASE OBLIGATIONS (continued)

Year Ending
December 31,	Amount

2012	$154,500
2013	180,400
2014	176,993
2015	176,993
2016	176,993
Thereafter	383,484

$1,249,363

6. RELATED PARTY TRANSACTIONS

The loans to related parties as of March 31, 2012 and December 31, 2011 are as follows:

	March 31, 2012	December 31, 2011

Super-stable Group Holdings Limited	$249,853	$-
Guowang Capital	-	5,038,134
Puruisi Power	-	141,390

	$249,853	$5,179,524

On December 16, 2010, the Company entered into a twelve month loan agreement with an individual in the amount of $7,560,000, maturing December 31, 2011 and bearing interest at 12% per annum.  Prepaid interest of $393,120 was received upon signing of the agreement. The loan was guaranteed by Guowang Xinke Venture Capital Investment (Jiangsu) Co., Ltd. (“Guowang Capital”), an entity related to the Company through certain shareholders.  The agreement provides for the rate of interest to be increased to 15% should the entire loan not be repaid by the December 31, 2011, and further increased to 18% should the entire loan not be repaid by the December 31, 2012.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

6.   RELATED PARTY TRANSACTIONS (continued)

At March 31, 2012, all of the principal of the loan has been fully repaid. The related outstanding interest of $309,655 is included in interest receivable. At December 31, 2011, the amount outstanding of $4,723,934 and related outstanding interest of $307,697, are included in loan to related parties and interest receivable, respectively, in the accompanying balance sheets. Interest charged by the Company to Guowang Capital for the three months ended March 31, 2012 and 2011, included in other income was $112,067 and $206,241, respectively. Interest receivable from Guowang Capital at March 31, 2012 and December 31, 2011 was $309,655 and $307,697, respectively.

On April 25, 2011, the Company entered into a twelve month non-interest bearing loan agreement with Guowang Capital in the amount of $314,200, due April 27, 2012.  At March 31, 2012, the outstanding loan amount was fully repaid.

On April 30, 2011, the Company entered into a twelve month non-interest bearing loan agreement with Zhongshan Puruisi Power Equipment Technology Co., Ltd. (“Puruisi Power”), an entity related to the Company through one of its shareholders, in the amount of $141,390, due May 2, 2012. On March 14, 2012, the Company lent additional $79,050 to Zhongshan Puruisi and the two loans were fully repaid on March 19, 2012.

On March 20, 2012, the Company lent $249,853 to Super-stable Group Holdings Limited which is owned by one of the Company’s employees, for the purchase of a shell Company in the United States of America. This loan is non-interest bearing and is due on demand.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

7.           FAIR VALUE MEASUREMENTS

FASB ASC 820, “Fair Value Measurements and Disclosures,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs).  In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs –	Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs –	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs –	Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.  The Company did not identify any assets and liabilities that are required to be presented at fair value.

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

8.           INCOME TAXES

The provision for (benefit from) income taxes consisted of the following for the three months ended March 31, 2012 and 2011:

	2012	2011

Current	$33,859	$-
Deferred	292,625	21,716

	$326,484	$21,716

The Company’s tax filings for the tax year ended December 31, 2010 were examined by the tax authorities in April 2011.  The examination has been completed and resulted in no adjustments.

9.           CONCENTRATION OF CREDIT RISK

Substantially all of the Company’s bank accounts are in banks located in The People’s Republic of China and are not covered by protection similar to that provided by the FDIC on funds held in United States banks.

Six customers accounted for approximately 79% of sales for the three months ended March 31, 2012. Five of the six accounted for 100% of accounts receivable at March 31, 2012.

10.       SUBSEQUENT EVENTS

On May 30, 2012, The Company entered into (i) an Exclusive Technical Service and Business Consulting Agreement; (ii) a Proxy Agreement, (iii) Share Pledge Agreement, (iv) Call Option Agreement with Shengshihe Management Consulting (Shenzhen) Co., Ltd. (“Shengshihe”).  The foregoing agreements are collectively referred to as the “Management and Control Agreements.”

SHENZHEN WONHE TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS MARCH 31, 2012 AND 2011 (UNAUDITED)

10.         SUBSEQUENT EVENTS (continued)

Exclusive Technical Service and Business Consulting Agreement:  Pursuant to the Exclusive Technical Service and Business Consulting Agreement, Shengshihe provides technical support, consulting, training, marketing and business consulting services to the Company as related to the business activities of the Company.  In consideration for such services, the Company has agreed to pay an annual service fee to Shengshihe an amount equal 95% of the Company’s annual net income with an additional payment of approximately $7,910 (RMB 50,000) each month. The agreement has an unlimited term and can only be terminated upon written notice agreed to by both parties.

Proxy Agreement: Pursuant to the agreement, the stockholders of the Company agreed to irrevocably entrust Shengshihe to designate a qualified person acceptable under PRC law and foreign investment policies, all of the equity interests in the Company held by each of the stockholders of the Company.

Share Pledge Agreement:  Pursuant to the agreement, each of the stockholders of the Company pledged their shares to Shengshihe to secure their obligations under the Exclusive Technical Service and Business Consulting Agreement.  In addition, the stockholders of the Company agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their interests in the Company that would affect Shengshihe’s interests.

Call Option Agreement:  Pursuant to the agreement, Shengshihe has an exclusive option to purchase, or to designate a purchaser, to the extent permitted by PRC law and foreign investment policies, all of the equity interests in the Company held by each of the stockholders of the Company.  To the extent permitted by PRC laws, the purchase price for the entire equity interest is approximately $0.16 (RMB1.00) or the minimum amount required by the PRC law or government practice.

Unaudited Pro Forma Condensed Consolidated Financial Information

On May 30, 2012, Shengshihe Management Consulting (Shenzhen) Co., Ltd. (“Shengshihe Consulting”) entered into a series of contractual arrangements (“VIE agreements”) pursuant to which 95% of the economic benefits of Shenzhen Wonhe Technology Co., Ltd. (“Shenzhen Wonhe”), a company in the Peoples’ Republic of China (“PRC”), would flow directly to Shengshihe Consulting and Shengshihe Consulting receives an additional payment of approximately US$7,900 (RMB50,000) monthly.  Shengshihe Consulting is a wholly-owned subsidiary of Kuayu International Holdings Group Limited (Hong Kong) (“Kuayu International”), a Hong Kong company.  On May 28, 2012, World Win International Holding Ltd. (BVI), a British Virgin Islands company (“World Win”) acquired 100% of the issued and outstanding shares of Kuayu International and Kuayu International became a wholly-owned subsidiary of World Win.

On June 27, 2012, a share exchange agreement (“Share Exchange Agreement”) was signed among Wonhe High-Tech International, Inc., a Nevada corporation (“Wonhe High-Tech”), World Win, Super-stable Group Holdings Limited, a Hong Kong company, the majority stockholder of Wonhe High-Tech prior to this transaction (“Majority Shareholder”), and the stockholders of World Win (“World Win Shareholders”).  The closing of the transaction (“Closing”) took place on June 27, 2012 (“Closing Date”).

On the Closing Date, pursuant to the terms of the Share Exchange Agreement, Wonhe High-Tech acquired 100% of the issued and outstanding shares of World Win from the World Win Shareholders in exchange for the transfer of 19,128,130 shares of Wonhe High-Tech (the “Exchange”).  On the Closing Date, World Win became a wholly-owned subsidiary of Wonhe High-Tech.

The share exchange transaction constituted a reverse takeover transaction.  World Win is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The following unaudited pro forma condensed consolidated income statements have been derived from the unaudited statement of operations and comprehensive income of Wonhe High-Tech for the three months ended March 31, 2012, audited statement of operations and comprehensive income of Wonhe High-tech for the year ended June 30, 2011, the unaudited statement of operations and comprehensive income for the six months ended December 31, 2010, the unaudited statement of operations of Kuayu International for the period from January 11, 2012 (inception) to March 31, 2012, the unaudited statement of income and other comprehensive of Shenzhen Wonhe for the three months ended March 31, 2012 and the audited statement of income and other comprehensive income of Shenzhen Wonhe for the year ended December 31, 2011 and adjusts such information to give the effect as if the foregoing transactions occurred on January 1, 2012 and 2011 for the three months ended March 31, 2012 and for the year ended December 31, 2011, respectively.

Wonhe High-Tech completed a disposition of its operating subsidiary on June 30, 2011.  The historical statements of operations and comprehensive income as described in the preceding paragraph used for the pro forma financial information do not reflect the discontinued operations that were disposed.

The following unaudited pro forma consolidated balance sheet has been derived from the unaudited balance sheet of Wonhe High-Tech as of March 31, 2012, the unaudited balance sheet of Kuayu International as of March 31, 2012, the unaudited balance sheet of Shenzhen Wonhe as of March 31, 2012, and adjusts such information to give the effect as if the foregoing transactions occurred on March 31, 2012.

As of March 31, 2012, World Win and Shengshihe Consulting were not established yet.

All of the following financial statements are presented in U.S. dollars.

F-1

Unaudited Pro Forma Condensed Consolidated Income Statements
For the three months ended March 31, 2012
(U.S. Dollars)

	Wonhe High-Tech	World Win	Kuayu International	Shengshihe Consulting	Shenzhen Wonhe		Pro Forma Adjustments
	(A)	(B)	(C)	(D)	(E)		Debits		Credits	Pro Forma

Sales	$-	$-	$-	$-	$3,354,356		$-		$-	$3,354,356
Cost of Sales	-	-	-	-	(1,714,981)		-		-	(1,714,981)

Gross profit	-	-	-	-	1,639,375		-		-	1,639,375

Interest income	-	-	-	-	112,067		-		-	112,067
Shengshihe consulting fee	-	-	-	-	-	(K)	23,826	(I)	23,826	-

Income before operating expenses and provision for income taxes	-	-	-	-	1,751,442		23,826		23,826	1,751,442

Operating expenses
Research and development	-	-	-	-	69,326		-		-	69,326
Selling and marketing	-	-	-	-	85,125		-		-	85,125
General and administrative	13,150	-	-	-	291,056	(I)	23,826	(K)	23,826	304,206

Total operating expenses	13,150	-	-	-	445,507		23,826		23,826	458,657

Income (loss) before provision for (benefit from) income taxes	(13,150)	-	-	-	1,305,935		-		-	1,292,785
Provision for (benefit from) income taxes	-	-	-	-	326,484	(J)	5,957	(J)	5,957	326,484

Net income (loss) before noncontrolling interests	(13,150)	-	-	-	979,451		5,957		5,957	966,301
Noncontrolling interests	-	-	-	-	-		-	(L)	48,079	48,079

Net income (loss) attributable to common stockholders	$(13,150)	$-	$-	$-	$979,451		$5,957		$42,122	$918,222

Net income per Share, basic and diluted	$(0.00)									$0.04

Weighted average shares outstanding, basic and diluted	23,900,130									23,900,130

F-2

Unaudited Pro Forma Condensed Consolidated Income Statements
For the year ended December 31, 2011
(U.S. Dollars)

	Wonhe High-Tech	World Win	Kuayu International	Shengshihe Consulting	Shenzhen Wonhe		Pro Forma Adjustments
	(A)	(B)	(C)	(D)	(E)		Debits		Credits	Pro Forma

Sales	$-	$-	$-	$-	$36,480		$-		$-	$36,480
Cost of Sales	-	-	-	-	(14,388)		-		-	(14,388)

Gross profit	-	-	-	-	22,092		-		-	22,092

Interest income	-	-	-	-	704,545		-		-	704,545
Shengshihe consulting fee	-	-	-	-	-	(K)	95,304	(I)	95,304	-

Income before operating expenses and provision for income taxes	-	-	-	-	726,637		95,304		95,304	726,637

Operating expenses (income)
Research and development	-	-	-	-	409,359		-		-	409,359
Selling and marketing	-	-	-	-	220,514		-		-	220,514
General and administrative	(8,293)	-	-	-	923,669	(I)	95,304	(K)	95,304	915,376

Total operating expenses	(8,293)	-	-	-	1,553,542		95,304		95,304	1,545,249

Income (loss) before provision for (benefit from) income taxes	8,293	-	-	-	(826,905)		-		-	(818,612)
Provision for (benefit from) income taxes	-	-	-	-	(206,726)	(J)	23,826	(J)	23,826	(206,726)

Net income (loss) before noncontrolling interests	8,293	-	-	-	(620,179)		23,826		23,826	(611,886)
Noncontrolling interests	-	-	-	-	-	(L)	34,583		-	(34,583)

Net income (loss) attributable to common stockholders	$8,293	$-	$-	$-	$(620,179)		$10,757		$23,826	$(577,303)

Net income per Share, basic and diluted	$0.00									$(0.02)

Weighted average shares outstanding, basic and diluted	23,900,130									23,900,130

F-3

Unaudited Pro Forma Consolidated Balance Sheet at March 31, 2012
(U.S. Dollars)

	Wonhe High-Tech	World Win	Kuayu International	Shengshihe Consulting	Shenzhen Wonhe		Pro Forma Adjustments
ASSETS	(A)	(B)	(C)	(D)	(E)		Debits		Credits	Pro Forma

Current assets:
Cash	$-	$-	$64,400	$-	$303,885		$-		$-	$368,285
Accounts receivable	-	-	-	-	2,176,756		-	(M)	64,400	2,112,356
Interest receivable	-	-	-	-	309,655		-		-	309,655
Inventory	-	-	-	-	205,514		-		-	205,514
Loan to related parties	-	-	-	-	249,853		-		-	249,853
Prepayment for outsourced-manufacturing	-	-	-	-	3,721,358		-		-	3,721,358
Advances to suppliers	-	-	-	-	842,936		-		-	842,936
Other prepaid expenses	-	-	-	-	230,939		-		-	230,939

Total current assets	-	-	64,400	-	8,040,896		-		64,400	8,040,896

Fixed assets, net	-	-	-	-	404,236		-		-	404,236

Other assets - principally security deposits	-	-	-	-	44,933		-		-	44,933

TOTAL ASSETS	$-	$-	$64,400	$-	$8,490,065		$-		$64,400	$8,490,065

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable	$-	$-	$-	$-	$6,059		$-		$-	$6,059
Advances from customers	-	-	-	-	217,580		-		-	217,580
Advances payable	35,149	-	-	-	-	(H)	35,149		-	-
Accrued expenses and other payables	2,360	-	64,400	-	266,059	(M)	64,400		-	266,059
				-		(H)	2,360		-

Total current liabilities	37,509	-	64,400	-	489,698		101,909		-	489,698

Stockholders' equity (deficiency):
Common stock	23,900	-	10,000	-	-	(F)	10,000		-	23,900
Less: subscriptions receivable		-	(10,000)	-	-		-	(F)	10,000	-
Registered capital		-	-	-	7,495,000	(F)	7,120,250		-	-
						(L)	374,750		-
Additional paid-in capital	48,470	-	-	-	-	(G)	109,879	(F)	7,120,250	7,096,350
							-	(H)	37,509
Retained earnings (accumulated deficit)	(109,879)	-	-	-	29,177	(L)	1,459	(G)	109,879	27,718
Statutory reserve fund	-			-	97,945	(L)	4,897		-	93,048
Other comprehensive income	-		-	-	378,245	(L)	18,912		-	359,333

Stockholders' equity (deficiency) before noncontrolling interests	(37,509)	-	-	-	8,000,367		7,640,147		7,277,638	7,600,349

Noncontrolling interests	-	-	-		-		-	(L)	400,018	400,018

Total stockholders' equity (deficiency)	(37,509)	-	-	-	8,000,367		7,640,147		7,677,656	8,000,367

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$-	$-	$64,400	$-	$8,490,065		$7,742,056		$7,677,656	$8,490,065

F-4

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information:

On June 27, 2012, Wonhe High-Tech entered into a Share Exchange Agreement with World Win, a British Virgin Islands company, and its stockholders. Pursuant to the terms of the Share Exchange Agreement, Wonhe High-tech acquired 100% of the issued and outstanding capital stock of World Win in exchange for the transfer of 19,128,130 shares of Wonhe High-Tech, constituting 80% of its issued and outstanding stock.  As a result of the Share Exchange, World Win became Wonhe High-Tech’s wholly-owned subsidiary.  Wonhe High-Tech assumes the business and operations of Shenzhen Wonhe, which World Win controls through an entrusting agreement.

Assumptions and Adjustments:

(A)	Historical financial statements of Wonhe High-Tech.
(B)	Historical financial statements of World Win.
(C)	Historical financial statements of Kuayu International.
(D)	Historical financial statements of Shengshihe Consulting.
(E)	Historical financial statements of Shenzhen Wonhe.
(F)	Adjustments to reflect Share Exchange in the reverse merger transaction. There were 23,900,130 shares of common stock outstanding after the reverse merger transaction.
(G)	Adjustment to retained earnings to reflect the reverse merger.
(H)	Adjustments to reflect payment of liabilities by Wonhe High-Tech prior to the reverse merger in accordance with the Share Exchange Agreement.
(I)	Adjustments to reflect the consulting fee paid by Shenzhen Wonhe to Shengshihe Consulting per the VIE agreement.
(J)	Adjustments to reflect the income tax effect of the consulting fee paid by Shenzhen Wonhe to Shengshihe Consulting per the VIE agreement.
(K)	Adjustments to reflect the elimination of intercompany consulting fee.
(L)	Adjustments to record the noncontrolling interests.
(M)	Adjustments to reflect the elimination of intercompany receivables and payables.

F-5